UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to (§)240.14a-12

Gamestop Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2018 Proxy Statement

Notice of Annual Meeting of Stockholders
To be Held Tuesday, June 26, 2018, 1:00 p.m. Central Daylight Time
Hilton Southlake Town Square
1400 Plaza Place
Southlake, Texas 76092

Notice of Annual Meeting of Stockholders

Dear Stockholder:
We invite you to attend our Annual Meeting of Stockholders on Tuesday, June 26, 2018 at 1:00 p.m., Central Daylight Time, at the Hilton Southlake Town Square located at 1400 Plaza Place, Southlake, Texas, 76092. At the annual meeting, you will be asked to:

(1)	Elect eight directors, each to serve as a member of our Board of Directors until the next annual meeting of stockholders and until such director's successor is elected and qualified;

(2)	Provide an advisory, non-binding vote on the compensation of our named executive officers;

(3)	Ratify our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 2, 2019; and

(4)	Transact such other business as may properly come before the annual meeting and at any adjournment or postponement of the annual meeting.
Our Proxy Statement provides information that you should consider when you vote your shares.
You are entitled to vote at the annual meeting or at any adjournment or postponement thereof if you were a holder of record of our Class A Common Stock at the close of business on May 4, 2018.
Your vote is important to us. Whether or not you plan to attend the annual meeting, please vote your shares electronically via the Internet, by telephone or, if you receive a paper copy of the proxy materials, by signing, dating and completing the accompanying proxy card in the enclosed postage-paid envelope. Voting electronically via the Internet, by telephone, or by returning your proxy card in advance of the annual meeting does not deprive you of your right to attend the annual meeting. If you attend the annual meeting, you may vote your shares in person, even if you have previously submitted a proxy via the Internet, by telephone or in writing. Our Proxy Statement includes additional instructions on voting procedures for stockholders whose shares are held by a brokerage firm or other custodian.
Thank you for your continued interest in GameStop Corp.

Sincerely,

Daniel A. DeMatteo
Executive Chairman and
Interim Chief Executive Officer
May 16, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 26, 2018:
This Proxy Statement, form of proxy and 2017 Annual Report are available at http://investor.gamestop.com. Except as otherwise stated, information on our website is not a part of this Proxy Statement.
This year we are again providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. On or about May 16, 2018, we mailed to stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access this Proxy Statement, a form of proxy and our 2017 Annual Report. This Proxy Statement and the form of proxy are first being distributed and made available to stockholders on or about May 16, 2018.

If you are receiving paper copies of future annual reports and proxy statements in the mail, you may elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save us the cost of producing and mailing documents to you and will conserve natural resources. With electronic delivery, we will notify you by e-mail as soon as the Annual Report and Proxy Statement are available on the Internet, and you can easily submit your stockholder votes online. If you are a stockholder of record, you may enroll in the electronic delivery service at the time you vote by selecting electronic delivery if you vote on the Internet, or at any time in the future by going directly to www.proxypush.com/gme, selecting the “Request Materials” option, and following the enrollment instructions.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider. We encourage you to read the entire proxy statement prior to voting.
ANNUAL MEETING OF STOCKHOLDERS
Date and Time:
Tuesday, June 26, 2018
1:00 p.m., Central Daylight Time
Location:
Hilton Southlake Town Square
1400 Plaza Place, Southlake, Texas, 76092
Record Date:
May 4, 2018
AGENDA AND VOTING RECOMMENDATIONS

Business Items		Board Voting Recommendation	Page Reference
1.	Election of Directors	FOR Each Director Nominee	8
2.	Advisory Vote on Executive Compensation	FOR	22
3.	Ratification of Appointment of Independent Registered Accounting Firm	FOR	44
How to Cast Your Vote

:	www.proxypush.com/gme	*	Sign, date and return your proxy card or voting instruction form.

)	(855) 847-1311		In person—You may vote your shares in person at the annual meeting.
CORPORATE GOVERNANCE
Highlights of the Company's corporate governance guidelines and related elements include the following:

●	Size of Board: 10 Directors (1)	●	Board Meetings Held in Fiscal 2017: 12
●	Number of Independent Directors: 8	●	Board Responsible for Risk Oversight
●	Directors are Elected Annually	●	Code of Conduct for Directors, Officers and Employees
●	Board Contains a Lead Independent Director	●	Equity Ownership Requirements for Directors and Officers
●	Regular Executive Sessions with Independent Directors	●	Anti-Hedging Policy
●	Separate Chairman and CEO (1)	●	Executive Compensation Tied to Performance Measures
●	Average Age of Directors: 64	●	Claw-back Policy
●	Mandatory Retirement Age: 72	●	Proxy Access Provisions in our Bylaws
_____________________________________

(1)
Our current Board includes nine directors due to the resignation of Michael Mauler as CEO and as a director on May 9, 2018. Dan DeMatteo is serving as interim CEO as well as Executive Chairman until the Board appoints a permanent CEO.

2018 Proxy Statement | 1

Nominees for Election as Director
The Board currently consists of nine directors. Each current director is standing for reelection except for Stephanie M. Shern, who will be retiring at the end of her term in June 2018. The following eight individuals are nominees for director at the 2018 annual meeting:

Name	Age	Director Since (1)	Occupation	Independent	Committee Memberships
Daniel A. DeMatteo	70	2002	Executive Chairman and Interim Chief Executive Officer, GameStop Corp.
Jerome L. Davis	63	2005	Executive Vice President & Chief Revenue Officer, Metropolitan Washington Airports Authority	✓	Nominating & Corporate Governance
Thomas N. Kelly Jr.	71	2012	Former Chief Operating Officer, Nextel Corporation	✓	Compensation
Shane S. Kim	55	2011	Former Corporate Vice President, Microsoft Corporation	✓	Audit, Compensation
Steven R. Koonin	60	2007	Chief Executive Officer, The Atlanta Hawks	✓	Nominating & Corporate Governance
Gerald R. Szczepanski	69	2002	Former Chairman, Gadzooks, Inc.	✓	Compensation
Kathy P. Vrabeck	54	2012	Senior Client Partner, Consumer Markets, Korn Ferry International	✓	Audit
Lawrence S. Zilavy	67	2005	LR Enterprises Management, LLC	✓	Audit, Nominating & Corporate Governance
_______________________________
(1) Includes predecessor companies
FISCAL 2017 BUSINESS HIGHLIGHTS
Business highlights for fiscal 2017 include:

●	Total global sales increased 7.2% to $9.2 billion, while consolidated comparable stores sales increased 5.8%;
●	New hardware sales increased 28.3%, led by demand for the Nintendo Switch;
●	Collectible sales increased 28.8% to $636.2 million on strength in unique and exclusive product offerings; and
●	Paid quarterly dividends of $0.38 per share, which represents an increase of 2.7% compared to fiscal 2016.
EXECUTIVE COMPENSATION
Our executive compensation program is based on the following principles:

●	Competitive compensation opportunities to attract and retain individuals whose skills are critical to our long-term success;
●	Reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value;
●	Meaningful portion of total compensation in the form of long-term equity compensation to align interests of our named executive officers with those of our stockholders;
●	Total compensation designed to be consistent with the level of our operational performance over time and the level of returns provided to stockholders; and
●	Meaningful portion of each of our named executive officers' total compensation opportunities to be tied to performance measures.

2 | 2018 Proxy Statement

Compensation Pay Mix
A significant portion of the 2017 compensation program for our named executive officers was performance-based, with payouts linked to the attainment of certain defined performance measures. For fiscal 2017, 58% of the total targeted compensation of J. Paul Raines, our CEO at the time the compensation was set, and 52%, on average, of our other named executive officers' total targeted compensation were tied to performance measures:

(1)	Subject to a performance condition of $200 million in consolidated net income for fiscal 2017 to be eligible for tax deductibility under Section 162(m).
INDEPENDENT AUDITORS
As a matter of good corporate governance, we are submitting our selection of Deloitte & Touche LLP ("Deloitte") to audit the financial statements of the Company for fiscal 2018 for ratification by the stockholders. If the stockholders should not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment. Deloitte has served as our independent registered public accounting firm since 2013.
The following table sets forth information regarding fees for professional services rendered by Deloitte in fiscal 2017 and 2016:

	Fiscal Year
	2017	2016
Audit Fees	$4,258,000	$3,968,000
Audit-Related Fees	20,000	21,000
Tax Fees	572,000	382,000
All Other Fees	—	—
Total	$4,850,000	$4,371,000

2018 Proxy Statement | 3

Information About The Annual Meeting and Voting

1. What am I Voting on?

Our Board of Directors ("Board") of GameStop Corp. ("GameStop," the "Company," "we," "us," or "our") is soliciting your vote for the following:

Business Items		Board Voting Recommendation	Page Reference
1.	To elect the eight nominees identified in this Proxy Statement to serve as directors on the Board	FOR Each Director Nominee	8
2.	To approve, on an advisory, non-binding basis, our executive compensation	FOR	22
3.	To ratify our Audit Committee's appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 2, 2019	FOR	44
The Board knows of no other business that will be presented for consideration at the annual meeting. If any other matter should be properly presented at the annual meeting or any adjournment or postponement of the annual meeting for action by the stockholders, the persons named in the proxy card will vote the proxy in accordance with their best judgment on such matter.

2. Who Is Entitled to Vote?
Holders of record of shares of common stock as of the close of business on May 4, 2018 are entitled to notice of and to vote at the annual meeting. Shares of common stock can be voted only if the stockholder is present in person or is represented by proxy at the annual meeting. As of the record date, 101,870,874 shares of common stock were issued and outstanding and entitled to vote.

3. How Do I Vote?
Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares of common stock at the annual meeting:

•
Voting by Internet. You may vote your shares through the Internet by signing on to the website www.proxypush.com/gme and following the procedures described therein. Internet voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote through the Internet, you should not return your proxy card.

•
Voting by Mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted: (1) FOR the election of the director nominees identified in this Proxy Statement; (2) FOR the approval of the compensation of our Named Executive Officers (as defined in Proposal 2); and (3) FOR the ratification of our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 2, 2019.

•
Voting by Telephone. You may vote your shares by telephone by calling toll-free 1-855-847-1311. Telephone voting is available 24 hours a day, and the procedures are designed to authenticate votes cast by using a personal identification number located on the proxy card. The procedures allow you to appoint a proxy to vote your shares and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

•
In Person Attendance. You may vote your shares in person at the annual meeting. Even if you plan to attend the annual meeting in person, we recommend that you submit your proxy card by mail or voting instructions via the Internet or by telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the annual meeting.

4 | 2018 Proxy Statement

Beneficial Owners. If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker or other custodian) you may vote the shares in person at the annual meeting only if you obtain a legal proxy from the broker or other custodian giving you the right to vote the shares. Alternatively, you may have your shares voted at the annual meeting by following the voting instructions provided to you by your broker or custodian. Although most brokers offer voting via the Internet, by telephone, and mail, availability and specific procedures will depend on their voting arrangements. If you do not provide voting instructions to your broker or other custodian, your shares are referred to as “uninstructed shares.” Under rules of the New York Stock Exchange ("NYSE"), your broker or other custodian does not have discretion to vote uninstructed shares on non-routine matters, such as Proposals 1 and 2, and, accordingly, may not vote uninstructed shares in the votes on such Proposals. However, your broker or other custodian has discretion to vote your shares on Proposal 3 (Ratification of the Appointment of our Independent Registered Public Accounting Firm). See below “What is a Broker Non-Vote?”

4. How May You Revoke or Change Your Vote?
You may revoke your proxy at any time before it is voted at the annual meeting by any of the following methods:

•	Submitting a later-dated proxy via the Internet, over the telephone or by mail.

•	Sending a written notice, including by fax, to our Secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the annual meeting to:
GameStop Corp
625 Westport Parkway
Grapevine, Texas 76051
Attention: Secretary

•
Attending the annual meeting and voting in person. Your attendance at the annual meeting will not in and of itself revoke your proxy. You may also vote your shares at the annual meeting, if you choose to do so.

5. What Constitutes a Quorum?
A quorum of common stockholders is required to hold a valid annual meeting of stockholders. Unless a quorum is present at the annual meeting, no action may be taken at the annual meeting except the adjournment thereof to a later time. The holders of a majority of the outstanding shares of common stock entitled to vote at the meeting must be present in person or by proxy to constitute a quorum. All valid proxies returned will be included in the determination of whether a quorum is present at the annual meeting. The shares of a stockholder whose ballot on any or all proposals is marked as “abstain” will be treated as present for quorum purposes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those uninstructed shares, constituting “broker non-votes,” will be considered as present for determining a quorum, but will not be voted with respect to that matter.

6. What Is a Broker Non-Vote?
A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

7. What Vote Is Required to Approve Each Proposal?
Voting Rights Generally. Each share of common stock is entitled to one vote on each matter to be voted on at the annual meeting. Stockholders have no cumulative voting rights. Although the advisory vote on Proposal 2 is non-binding, as provided by law, the Compensation Committee of the Board and the Board will review the results of the vote and, consistent with our record of stockholder engagement, will consider the results of the vote when making future compensation decisions.
Election of Directors. Our Bylaws provide that, in an uncontested election, a nominee for director is elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. The majority voting standard would not apply in contested elections, and directors are elected by a plurality of the votes cast in a contested election.
The majority voting standard will apply to the election of directors at the 2018 annual meeting. Accordingly, a nominee for election to the Board will be elected if the number of votes cast “for” such nominee exceeds the number of votes cast “against” that nominee. Abstentions and broker non-votes will not be treated as votes cast in the election of a director and will therefore have no effect on the result of such vote.
The Board has also adopted a resignation policy which is included in our Bylaws, under which a director nominated for re-election who fails to receive the required majority of votes cast for re-election will be required to tender his or her resignation to the Board. Within 90 days following certification of the stockholder vote, the Nominating and Corporate Governance Committee of the Board will be required to recommend to the Board whether the Board should accept the resignation, and the Board will be required to act on the recommendation,

2018 Proxy Statement | 5

taking into account any factors it considers relevant, and publicly disclose its decision and the rationale behind it. The director whose resignation is under consideration will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board regarding his or her resignation.
Advisory Vote on Executive Compensation. Approval on an advisory, non-binding basis of the compensation of our Named Executive Officers requires the affirmative vote of a majority of all votes cast on this Proposal. Abstentions and broker non-votes will therefore have no effect on the result of such vote. As an advisory vote, the proposal to approve the compensation of our Named Executive Officers is not binding upon us. However, the Compensation Committee of the Board, which is responsible for designing and administering our executive compensation programs, and the Board, value the opinions expressed by our stockholders and will consider the results of the vote when making future compensation decisions.
Ratification of Appointment of Independent Registered Public Accounting Firm. Ratification of our Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending February 2, 2019 requires the affirmative vote of a majority of all votes cast on this Proposal. Abstentions will therefore have no effect on the result of such vote. If the stockholders should not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment.

8. Who Counts the Votes?
We have engaged Computershare, our transfer agent, as our inspector of elections to receive and tabulate votes. Computershare will separately tabulate “for” and “against” votes, abstentions and broker non-votes. Computershare will also certify the results and determine the existence of a quorum and the validity of proxies and ballots.

9. Who Pays the Cost of Solicitation of Proxies?
We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors, officers and employees may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our stock.

10. What Does it Mean if I Receive More Than One Proxy Card?
Some of your shares may be registered differently or held in more than one account. You should vote each of your accounts via the Internet, by telephone or mail. If you mail proxy cards, please sign, date and return each proxy card to assure that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should contact our transfer agent, Computershare, at P.O. Box 30170, College Station, TX 77842-3170; or by calling Computershare at 1-800-522-6645 (outside the United States, phone 1-201-680-6578) and providing such information. Combining accounts reduces excess printing and mailing costs, resulting in savings for us that benefit you as a stockholder.

11. What if I Receive Only One Set of Proxy Materials Although There Are Multiple Stockholders at My Address?
If you and other residents at your mailing address own shares of common stock you may have received a notice that your household will receive only one Annual Report, Proxy Statement and Notice of Internet Availability of Proxy Materials. If you hold shares of common stock in street name, you may have received this notice from your broker or other custodian and the notice may apply to each company in which you hold shares through that broker or custodian. This practice of sending only one copy of proxy materials is known as “householding.” The reason we do this is to attempt to conserve natural resources. If you did not respond to a timely notice that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, one copy of our Annual Report, Proxy Statement and Notice of Internet Availability of Proxy Materials has been sent to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Computershare at P.O. Box 30170, College Station, TX 77842-3170; or by calling Computershare at 1-800-522-6645 (outside the United States, phone 1-201-680-6578) and providing such information. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement, our Annual Report and Notice of Internet Availability of Proxy Materials, we will send a copy to you, free of charge, if you address your written request to GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, Attention: Mike Loftus, Vice President, Global Controller and Investor Relations or by calling at (817) 424-2000. If you are receiving multiple copies of our Annual Report, Proxy Statement and Notice of Internet Availability of Proxy Materials, you can request householding by contacting Investor Relations in the same manner.

6 | 2018 Proxy Statement

12. How Do I Submit a Stockholder Proposal for Next Year’s Annual Meeting?
Stockholder proposals may be submitted for inclusion in the proxy statement for our 2019 annual meeting of stockholders in accordance with Rule 14a-8 of the Securities and Exchange Commission (“SEC”). See “Other Matters—Proposals Pursuant to Rule 14a-8” later in this proxy statement. In addition, eligible stockholders are entitled to nominate and include in our proxy statement for our 2019 annual meeting Director nominees, subject to limitations and requirements in our Bylaws. See “Other Matters—Proxy Access Director Nominees” later in this proxy statement. Any stockholder who wishes to propose any business at the 2019 annual meeting other than for inclusion in our proxy statement pursuant to Rule 14a-8 or pursuant to the proxy access provisions in our Bylaws must provide timely notice and satisfy the other requirements for stockholders proposals in our Bylaws. See “Other Matters—Other Proposals and Nominees” later in this proxy statement. Proposals should be sent via registered, certified, or express mail to: Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051.

13. What is Included in the Proxy Materials?
We have furnished our 2017 Annual Report with this Proxy Statement. The 2017 Annual Report includes our audited financial statements for our fiscal year ended February 3, 2018 ("fiscal 2017"), along with other financial information about us. Our 2017 Annual Report is not part of the proxy solicitation materials.
You can obtain, free of charge, a copy of our Form 10-K, which includes our audited financial statements, by:

•	accessing our website at http://investor.gamestop.com and clicking on the “Investor Relations” link then the “Financial Information” link;

•	writing to Mike Loftus, Vice President, Global Controller and Investor Relations, at 625 Westport Parkway, Grapevine, Texas 76051; or

•	calling at: (817) 424-2000.
You can also obtain a copy of our Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at www.sec.gov.

14. How Can I Access the Proxy Materials Electronically?
Your notice of the Internet availability of the proxy materials, proxy or voting instruction card will contain instructions on how to:

•	view our proxy materials for the annual meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available on our website at http://investor.gamestop.com and clicking on the “Investor Relations” link then the “Shareholder Info” link. Our proxy materials will be available during the voting period on www.proxypush.com/gme.
Your notice of Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

2018 Proxy Statement | 7

PROPOSAL 1: ELECTION OF DIRECTORS
The Company
We are a global family of specialty retail brands that makes the most popular technologies affordable and simple. Within our family of brands, we are the world’s largest omnichannel video game retailer, the largest AT&T® (“AT&T”) authorized retailer, the largest Apple© (“Apple”) certified products reseller and the owner of www.thinkgeek.com, one of the world’s largest sellers of collectible pop-culture themed products. As of February 3, 2018, our retail network and family of brands included 7,276 company-operated stores in the United States, Canada, Australia and Europe.

Composition of the Board
The Board currently consists of nine directors. Each current director is standing for reelection except for Mrs. Shern, who will be retiring at the end of her term in June 2018. Following the Annual Meeting, the Board will be comprised of eight directors.
The Board has established a director retirement age of 72, unless the Executive Chairman grants a waiver as permitted under the retirement policy. Currently, none of our directors is of retirement age. Background information and qualifications with respect to our Board and nominees for election as directors appear below. See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for information regarding such persons’ holdings of equity securities of the Company.
The following table sets forth the names and ages of our current directors, the year they first became a director, the positions they hold with the Company, and the standing committees of the Board on which they serve as of May 4, 2018:

Name	Age	Director Since*	Position with the Company	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Daniel A. DeMatteo	70	2002	Executive Chairman, Interim Chief Executive Officer and Director
Jerome L. Davis	63	2005	Director			x **
Thomas N. Kelly Jr.	71	2012	Director		x
Shane S. Kim	55	2011	Director	x	x
Steven R. Koonin	60	2007	Director			x
Stephanie M. Shern	70	2002	Director (1)	x **
Gerald R. Szczepanski	69	2002	Director		x **
Kathy P. Vrabeck	54	2012	Director	x
Lawrence S. Zilavy	67	2005	Director (2)	x		x
__________________________________________

*	Includes predecessor companies

**	Committee Chair

(1)	Mrs. Shern will retire from the Board effective June 26, 2018.

(2)	Lead Independent Director

8 | 2018 Proxy Statement

Director Qualifications
Our business is managed under the direction of our Board of Directors. Our corporate governance policies include Board membership qualifications and we strive to have a Board with a mix of skills and experiences that, taken together, provide us with the variety and depth of knowledge necessary for effective oversight, direction and vision for the Company. The following matrix presents qualifications and experiences the Board considered to recommend each director nominee for election:

Qualifications and Experience	Dan A. DeMatteo	Jerome L. Davis	Thomas N. Kelly Jr.	Shane S. Kim	Steven R. Koonin	Gerald R. Szczepanski	Kathy P. Vrabeck	Lawrence S. Zilavy
Business experience in a senior leadership position provides the perspective and practical understanding of leading a business organization	●	●	●	●	●	●	●	●
Finance/accounting experience gained from experience as a CEO, finance or accounting executive, or audit committee member is important because accurate financial reporting and effective internal controls are critical to our success
	●		●	●	●	●	●	●
International operations experience is useful in providing the insight and perspective necessary to maintain and grow our business outside of the U.S.	●	●	●	●	●		●	●
Marketing or brand management experience is valuable because of the strategic importance of consumer positioning and brand management in the specialty retail business	●	●	●		●	●
Other public company board experience provides directors with the insight and perspective that enhances the Board's effectiveness	●	●	●			●	●	●
Retail experience provides an understanding of strategic and operational issues facing specialty retail companies	●		●			●		●
Video game industry experience is important to our success as the world's largest omnichannel video game retailer	●			●			●
Wireless industry experience is important to our success as the largest AT&T authorized retailer	●		●

2018 Proxy Statement | 9

Nominees for Election as Director
The following individuals are nominees for director at the 2018 annual meeting:

DANIEL A. DEMATTEO
	Director since 2002	Age 70
	Other Public Company Directorships:	• Barnes & Noble Education, Inc. (since 2015)
	GameStop Committees:	• None

Mr. DeMatteo is a director and Executive Chairman, a position he has held since June 2010. He currently serves as our Interim Chief Executive Officer, as appointed by the Board on May 9, 2018, and served as our Chief Executive Officer from August 2008 to June 2010. He served as Vice Chairman and Chief Operating Officer from March 2005 to August 2008. Prior to March 2005, Mr. DeMatteo served as President and Chief Operating Officer of the Company or our predecessor companies since November 1996.
Director Qualifications: Mr. DeMatteo brings to the Board over 20 years of experience growing GameStop and its predecessor companies into the world’s largest omnichannel video game retailer and over 25 years of experience as an executive officer in the video game industry. As one of the founders of GameStop, Mr. DeMatteo has demonstrated a record of leadership, innovation and achievement. With his experience with the Company in the roles of Executive Chairman, Vice Chairman, Chief Executive Officer, President and Chief Operating Officer, Mr. DeMatteo provides the Board a unique and valuable perspective on the Company’s operations, strategy and business, including his perspective on the formula for success that has brought the Company to its current industry-leading position. The Company also benefits from Mr. DeMatteo’s entrepreneurial spirit and his extensive network of contacts and relationships within the video game industry as we pursue new opportunities in our continued business transformation.

Executive Chairman and Interim Chief Executive Officer, GameStop Corp.

JEROME L. DAVIS
	Director since 2005	Age 63
	Other Public Company Directorships:	• Apogee Enterprises, Inc. (since 2004)
	GameStop Committees:	• Nominating and Corporate Governance Committee, Chair

Mr. Davis has served as the Executive Vice President and Chief Revenue Officer of the Metropolitan Washington Airports Authority in Washington, D.C., which manages and operates Ronald Reagan National and Dulles International Airports, since September 2014. He previously served as Corporate Vice President of Food and Retail for Waste Management, Inc., the leading provider of integrated environmental solutions in North America, from 2010 to 2012.  Mr. Davis was Global Vice President, Service Excellence for Electronic Data Systems, a business and technology services company, from 2003 to 2005.  From 2001 to 2003 at Electronic Data Systems he served as Chief Client Executive Officer and President, Americas for Business Process Management. From 1991 to 2001 he served as President of the Commercial Solutions Division of Maytag Corporation, and as Senior Vice President of Sales for Maytag’s Appliances Division, from 1998 to 1999. He also served in executive positions at Frito Lay and senior positions at Procter & Gamble.

Director Qualifications: Mr. Davis brings to the Board more than 35 years of experience in Fortune 500 growth oriented companies and extensive expertise and insight in multiple areas including executive leadership, strategy, sales and business development, marketing, information technology, business operations, international, commercial real estate development, consumer/retail consulting, investor relations, corporate governance, finance and enterprise risks, and public company board experience. In addition, his experience as a director of Apogee, including committee service, has given him insights and perspectives on finance, governance, human resources and compensation which benefit the Board.

Executive Vice President & Chief Revenue Officer, Metropolitan Washington Airports Authority

10 | 2018 Proxy Statement

THOMAS N. KELLY JR.
	Director since 2012	Age 71
	Other Public Company Directorships:	• The Scotts Miracle-Gro Company (since 2006)
	GameStop Committees:	• Compensation Committee

Mr. Kelly is a director and a member of the Compensation Committee. He has served as a director since July 2012. Mr. Kelly served as Executive Vice President, Transition Integration of Sprint Nextel Corp., a global communications company ("Sprint Nextel"), from December 2005 until April 2006. He served as the Chief Strategy Officer of Sprint Nextel from August 2005 until December 2005. He served as the Executive Vice President and Chief Operating Officer of Nextel Communications, Inc., a global communications company (“Nextel”), which became Sprint Nextel, from February 2003 until August 2005, and as Executive Vice President and Chief Marketing Officer of Nextel from 1996 until February 2003. Mr. Kelly currently serves on the Board of The Scotts Miracle-Gro Company (“Scotts Miracle-Gro") where he has served as Lead Independent Director and currently serves as the Chairperson of the Innovation and Technology Committee, and a member of the Audit Committee and the Compensation and Organization Committee.
Director Qualifications: Mr. Kelly brings to the Board extensive board experience as well as more than 25 years of leadership in the communications and wireless industries. His broad business knowledge in the communications and wireless industries brings valuable insight in supporting the advancement of our mobile wireless retail and digital strategies.

Former Chief Operating Officer, Nextel Corporation

SHANE S. KIM
	Director since 2011	Age 55
	Other Public Company Directorships:	• None
	GameStop Committees:	• Audit Committee, Compensation Committee

Mr. Kim is a director and a member of the Audit and Compensation Committees. He has served as a director at GameStop since July 2011 and also serves as a director on the board of SCUF Gaming, a private company. SCUF Gaming is a global leader in high-end controllers and accessories customized for hardcore and professional video game players. Mr. Kim worked for Microsoft Corporation, leading provider of software and technology solutions (“Microsoft”), for almost 20 years, retiring in January 2010. For the last 15 years at Microsoft, Mr. Kim was with Microsoft’s Interactive Entertainment Business division, most recently as its Corporate Vice President of Strategy and Business Development. Before that, Mr. Kim was the Corporate Vice President of Microsoft Game Studios, where he oversaw a team of approximately 1,000 programmers, designers, artists and producers developing a broad range of Xbox 360 and Windows titles. Since retiring from Microsoft in January 2010, Mr. Kim has been an independent adviser to companies in the interactive entertainment and digital media industries.
Director Qualifications: Mr. Kim brings to the Board over 20 years of experience in the constantly evolving video game industry and the associated rapidly changing technological landscape. His broad video game knowledge, his knowledge of Microsoft (one of our largest suppliers) and business experience bring valuable insight in supporting the advancement of the Company’s business and digital strategies.

Former Corporate Vice President, Microsoft Corporation

STEVEN R. KOONIN
	Director since 2007	Age 60
	Other Public Company Directorships:	• None
	GameStop Committees:	• Nominating and Corporate Governance Committee

Mr. Koonin is a director and has served as a director since June 2007. Mr. Koonin is a member of the Nominating and Corporate Governance Committee. Mr. Koonin is the Chief Executive Officer of the National Basketball Association's Atlanta Hawks, a professional basketball team, a position he has held since April of 2014. He formerly served as the President of Turner Entertainment Networks, a media conglomerate, which includes Turner Network Television ("TNT"), Turner Broadcasting System ("TBS"), truTV and Turner Classic Movies ("Turner"). Mr. Koonin joined TBS in 2000 and was promoted to President of Turner in 2006. Mr. Koonin was responsible for the rebranding of TNT and TBS and for the development of some of the most successful programming in cable television history. He also led the rebrand of Court TV as truTV. Prior to joining Turner, Mr. Koonin spent 14 years with The Coca-Cola Company, a beverage company (“Coca-Cola”), including serving as Vice President of Consumer Marketing. In addition to leading the Atlanta Hawks organization, Mr. Koonin is extremely active in the Atlanta community and serves on the boards of directors of the Georgia Aquarium, the Fox Theatre, the Atlanta Symphony Orchestra and Emory Healthcare.
Director Qualifications: Mr. Koonin brings to the Board 18 years of executive leadership experience with leading providers of media and live entertainment and nearly 15 years of experience with a globally-recognized consumer brand. Through his executive leadership experience at both Turner and Coca-Cola, he brings to the Board deep knowledge of the entertainment industry and content creation and delivery, as well as consumer branding strategy and tactics and insight into promoting growth strategies for consumer businesses.

Chief Executive Officer, The Atlanta Hawks

2018 Proxy Statement | 11

GERALD R. SZCZEPANSKI
	Director since 2002	Age 69
	Other Public Company Directorships:	• Rush Enterprises, Inc. (2008 - 2015)
	GameStop Committees:	• Compensation Committee, Chair

Mr. Szczepanski is a director and has served as a director for the Company and its predecessor companies since 2002. Mr. Szczepanski is Chair of the Compensation Committee. Mr. Szczepanski is currently retired. Mr. Szczepanski was the co-founder, and, from 1994 to 2005, the Chairman and Chief Executive Officer of Gadzooks, Inc., a publicly-traded specialty retailer of casual clothing and accessories for teenagers. Mr. Szczepanski served on the board of directors of Rush Enterprises, Inc. a publicly-traded full-service, integrated retailer of commercial vehicles and related services.
Director Qualifications: Mr. Szczepanski brings to the Board over 35 years of experience in the retail business. He has extensive leadership experience as both a former chairman and chief executive officer of a public company in the specialty retail industry.

Former Chairman, Gadzooks, Inc.

KATHY P. VRABECK
	Director since 2012	Age 54
	Other Public Company Directorships:	• AVP, Inc. (2006 - 2008)
	GameStop Committees:	• Audit Committee

Ms. Vrabeck is a director and a member of the Audit Committee. She has served as a director since June 2012. She is a Senior Client Partner in the Los Angeles office of Korn Ferry International, a global talent and organizational advisory firm, where she is a member of Korn Ferry's Digital Practice, working closely with consumer and technology clients. Prior to joining Korn Ferry in October 2015, she was a Partner at Heidrick & Struggles International, Inc., an executive search firm ("Heidrick & Struggles"), where she served as both Global Sector Leader of their Media, Entertainment and Digital practice and partner-in-charge of the Los Angeles office. Prior to joining Heidrick & Struggles in July 2011, Ms. Vrabeck was with Legendary Entertainment, a media company, from March 2009 to March 2011 where she served as President, Legendary Digital and was responsible for the creation, management and delivery of digital entertainment, with a focus on video games, across current and next-generation platforms. From May 2007 to November 2008, Ms. Vrabeck was with Electronic Arts, Inc., a developer, marketer, publisher and distributor of video games ("EA"), where she served as President, EA Casual Entertainment and led EA's efforts in the fastest growing segments of the video game market: mobile, online, social networking and global media sales. Prior to joining EA, Ms. Vrabeck was with Activision, Inc., a video game publisher ("Activision"), from August 1999 to April 2006 where she served as President, Activision Publishing, overseeing Activision's product development and global brand management and publishing operations. Earlier in her career, Ms. Vrabeck held various marketing, sales and finance positions with ConAgra, The Pillsbury Company, Quaker Oats and Eli Lilly and Company. Ms. Vrabeck currently serves on the DePauw University Board of Trustees.
Director Qualifications: Ms. Vrabeck brings to the Board over 10 years of experience in senior executive leadership positions with major game and film makers. Her digital entertainment knowledge, her knowledge of two of the Company's largest suppliers and her business experience bring valuable insight in supporting the advancement of our business and digital strategies.

Senior Client Partner, Consumer Markets, Korn Ferry International

12 | 2018 Proxy Statement

LAWRENCE S. ZILAVY
	Director since 2005	Age 67
	Other Public Company Directorships:	• The Hain Celestial Group, Inc. (since 2002)
• Barnes & Noble, Inc. (2006 - 2010)
	GameStop Committees:	• Audit Committee
• Nominating and Corporate Governance Committee

Mr. Zilavy is a director and a member of the Audit Committee and the Nominating and Corporate Governance Committee as well as our lead independent director. He has served as a director since October 2005. Since October 2009, Mr. Zilavy has been employed by a private family investment office. Mr. Zilavy was a Senior Vice President of Barnes & Noble College Booksellers, Inc., a college book retailer, from May 2006 to September 2009. He was Executive Vice President, Corporate Finance and Strategic Planning for Barnes & Noble, Inc., a bookseller and retailer of content, digital media and education products (“Barnes & Noble”), from May 2003 until November 2004 and was Chief Financial Officer of Barnes & Noble from June 2002 through April 2003. Prior to joining Barnes & Noble, Mr. Zilavy had a 25-year career in banking. Mr. Zilavy serves on the Board of Directors of The Hain Celestial Group, Inc., a natural and organic food and personal care products company, where he is chairperson of the Compensation Committee. Mr. Zilavy also served as a director of Barnes & Noble from 2006 to 2010.
Director Qualifications: Mr. Zilavy brings to the Board significant senior executive-level experience in a large specialty retail company and experience on public company boards. This experience, together with Mr. Zilavy’s 25 years of experience as a banker, provides the Board strong financial, operating and governance expertise.

LR Enterprises Management, LLC

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

2018 Proxy Statement | 13

Meetings and Committees of the Board
The Board met 12 times during fiscal 2017. All directors except Mr. Raines, who was a director until his resignation on January 31, 2018, attended 75% or more of the aggregate of all of the meetings of the Board and the committees thereof on which they served during fiscal 2017.
The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.
Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibility and reviews:

•	The adequacy and integrity of the Company’s financial statements, financial reporting process and internal system of accounting controls;

•	The appointment, termination, compensation, retention and oversight of the independent registered public accountants;

•	The scope of the audit performed by the independent registered public accounting firm of the books and records of the Company;

•	The internal audit function and plan;

•	The Company’s compliance with legal and regulatory requirements;

•	The Company’s Code of Business Conduct and Ethics; and

•	With management and the independent auditor any related party transactions and approves such transactions, if any.
In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding the Company’s accounting, internal accounting controls and auditing matters. The Board has adopted a written charter setting out the functions of the Audit Committee (the “Audit Committee Charter”), a copy of which is available on the Company’s website at http://investor.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. As required by the Audit Committee Charter, the Audit Committee will continue to review and reassess the adequacy of the Audit Committee Charter annually and recommend any changes to the Board for approval.
The current members of the Audit Committee are Stephanie M. Shern (Chair), Shane S. Kim, Kathy P. Vrabeck and Lawrence S. Zilavy, all of whom are “independent” directors under the listing standards of the NYSE. The Board has determined that Mrs. Shern and Mr. Zilavy have the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience. Mrs. Shern is not seeking reelection and will be retiring from the Board at the end of her current term in June 2018. We intend to designate Mr. Zilavy as the Audit Committee Chair in June 2018. In addition to meeting the independence standards of the NYSE, each member of the Audit Committee is financially literate and meets the independence standards established by the SEC. The Audit Committee met 9 times during fiscal 2017.
Compensation Committee
The Compensation Committee is primarily responsible for:

•
Annually reviewing and approving corporate goals and objectives relevant to the Executive Chairman and the Chief Executive Officer compensation, evaluating the Executive Chairman’s and the Chief Executive Officer’s performance and, either as a committee or together with the other independent directors of the Company (as directed by the Board), determining and approving the Executive Chairman’s and Chief Executive Officer’s compensation level based on this evaluation;

•
Working together with the Executive Chairman and Chief Executive Officer, annually reviewing and approving, for the other Named Executive Officers and other executive officers, the annual base salary level, the annual incentive opportunity level, the long-term incentive opportunity level, employment agreements, severance arrangements, and change of control agreements/provisions, in each case as, when and if appropriate, and any special or supplemental benefits;

•
Working together with the Executive Chairman and Chief Executive Officer, annually reviewing and making recommendations to the Board with respect to the compensation programs and policies applicable to the Company’s officers and directors, including incentive-compensation plans, equity-based plans and severance and retirement plans;

•	Engaging executive compensation advisers, if desired, to assist the Compensation Committee in conducting its duties;

•	Administering our GameStop Corp. Amended and Restated 2011 Incentive Plan (the “2011 Incentive Plan”) and our Fourth Amended and Restated 2001 Incentive Plan (the “2001 Incentive Plan”); and

•	Producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

14 | 2018 Proxy Statement

The current members of the Compensation Committee are Gerald R. Szczepanski (Chair), Thomas N. Kelly Jr. and Shane S. Kim, all of whom meet the independence standards of the NYSE and the SEC. The Board has adopted a written charter setting out the functions of the Compensation Committee, a copy of which is available on the Company’s website at http://investor.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Compensation Committee met 8 times during fiscal 2017.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is primarily responsible for:

•	Reviewing and recommending to the Board candidates for service on the Board and its committees, including the nomination of existing directors;

•	Periodically reviewing and making recommendations to the Board regarding the size and composition of the Board and its committees;

•	Annually reviewing the independence of the directors;

•	Overseeing the Company’s orientation process for newly elected directors and regularly assessing the adequacy of and need for additional director continuing education programs;

•	Overseeing the annual performance evaluation of the Board and its committees and management; and

•	Periodically reviewing and recommending changes to the Company’s Corporate Governance Guidelines.
The current members of the Nominating and Corporate Governance Committee are Jerome L. Davis (Chair), Steven R. Koonin and Lawrence S. Zilavy, all of whom meet the independence standards of the NYSE. The Board has adopted a written charter setting out the functions of the Nominating and Corporate Governance Committee, a copy of which can be found on our website at http://investor.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Nominating and Corporate Governance Committee met 5 times during fiscal 2017.
Minimum Qualifications
The Nominating and Governance Committee ensures that the Board possesses the right mix of skills and experiences to provide effective guidance and oversight to management as it executes the Company’s long-term strategy. The Nominating and Corporate Governance Committee does not set specific minimum qualifications for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the SEC, as applicable. Nominees for director are selected on the basis of outstanding achievement in their personal careers; board experience; wisdom; integrity; diversity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board duties. The Nominating and Corporate Governance Committee and the Board believe that Board membership should reflect diversity in its broadest sense, including diversity of skills, background, gender and ethnicity. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and its business segments, and (iii) the relative standing of the Company and its business segments in relation to their competitors.
Nominating Process
The Nominating and Corporate Governance Committee will consider recommendations for director candidates from a variety of sources (including incumbent directors, stockholders (in accordance with the procedures described below), Company management and third-party search firms). When nominating an incumbent director for re-election at an annual meeting, the Nominating and Corporate Governance Committee considers the director’s performance on the Board and its committees and the director’s qualifications in light of the Nominating and Corporate Governance Committee’s assessment of the Board’s needs. The Nominating and Corporate Governance Committee has not adopted any criteria for evaluating a candidate for nomination to the Board that differ depending on whether the candidate is nominated by a stockholder, an incumbent director, Company management, third-party search firm or other source.
Consideration of Stockholder-Nominated Directors
In addition to proposing a candidate for possible nomination by the Nominating and Corporate Governance Committee, any stockholder is entitled to directly nominate one or more candidates for election to the Board of Directors in accordance with the Company’s Bylaws. See “Other Matters—Other Proposals and Nominees” later in this proxy statement. Also, in March 2017, our Board amended the Bylaws to include a proxy access provision. The proxy access bylaw allows a stockholder, or a group of up to 25 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to two individuals or 25% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article III of the Bylaws. The complete text of our Bylaws, as amended, is available on our website at http://investor.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. See “Other Matters—Proxy Access Director Nominees” elsewhere in this proxy statement.

2018 Proxy Statement | 15

Annual Board Evaluation Process
The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the Board are designed and implemented under the direction of the Nominating and Corporate Governance Committee and aim to assess Board and committee effectiveness as well as individual Director performance and contribution levels. The Corporate Governance Committee and full Board consider the results of the annual evaluations in connection with their review of Director nominees to ensure the Board continues to operate effectively.

Each year our Directors complete governance questionnaires and self-assessments. These questionnaires and assessments, and feedback from discussions between members of the Nominating and Corporate Governance Committee and individual Directors, facilitate a candid assessment of: (i) the Board’s performance in areas such as business strategy, risk oversight, talent development and succession planning and corporate governance; (ii) the Board’s structure, composition and culture; and (iii) the mix of skills, qualifications and experiences of our Directors.

Corporate Governance
Codes of Ethics
The Company has adopted a Code of Ethics for Senior Financial and Executive Officers that is applicable to the Company’s Executive Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, and any Executive Vice President of the Company or Vice President of the Company employed in a finance or accounting role. The Company also has adopted a Code of Standards, Ethics and Conduct applicable to all of the Company’s management-level employees and non-employee directors. The Code of Ethics for Senior Financial and Executive Officers and the Code of Standards, Ethics and Conduct are available on the Company’s website at http://investor.gamestop.com and are available in print to any stockholder who requests them in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. In accordance with SEC rules, the Company intends to disclose any amendment (other than any technical, administrative or other non-substantive amendment) to either of the above Codes, or any waiver of any provision thereof with respect to certain specified officers listed above, on the Company’s website at http://investor.gamestop.com within four business days following such amendment or waiver.
Claw-back Policy
The Company has adopted a claw-back policy which requires the Board, when permitted by law, to require reimbursement of annual incentive payments or long-term incentive payments from a current or former executive officer of the Company where the payment was predicated upon achieving certain financial results or other operating metrics, and either (1) the Board determines in its good faith judgment that such financial results or other operating metrics were achieved in whole or part as a result of fraud or other misconduct on the part of such executive, or fraud or other misconduct of other employees of the Company of which such executive had knowledge, whether or not such conduct results in any restatement of Company financial statements filed with the SEC, or (2) such financial results or other operating metrics were the subject of a restatement of Company financial statements filed with the SEC, and a lower payment would have been made to the executive officer based upon the restated financial results. The Company will, to the fullest extent possible under applicable law, seek to recover from the individual executive officer, in the case of (1), the full amount of the individual executive officer’s incentive payments for the relevant period (including, at a minimum, for the three-year period prior to such financial results), and in the case of (2), the amount by which the individual executive officer’s incentive payments for the relevant period (including, at a minimum, for the three-year period prior to the restatement of financial results) exceeded the lower payment that would have been made based on the restated financial results.
Equity Ownership Policy
The Board believes that it is important for each executive officer and non-employee director of the Company to have a financial stake in the Company to help align the executive officer’s and non-employee director’s interests with those of the Company’s stockholders. To that end, the Company has an equity ownership policy requiring that each executive officer and non-employee director of the Company maintain ownership of common stock with a value of at least the following:

Executive Officer or Non-employee Director	Fiscal 2017 Stock Ownership Guidelines
Executive Chairman	5 times base salary
Chief Executive Officer	5 times base salary
Chief Operating Officer or Executive Vice President	3 times base salary
Non-employee Director	$275,000
New executive officers or non-employee directors of the Company will be given a period of five (5) years to attain full compliance with these requirements. These requirements will be reduced by 50% for executive officers after the executive officer reaches the age of 62 in order to facilitate appropriate financial planning.

16 | 2018 Proxy Statement

For purposes of these determinations, (i) stock ownership includes shares of common stock which are directly owned or owned by family members residing with the executive officer or non-employee director, or by family trusts, as well as vested options and vested restricted stock, and unvested restricted stock or equivalents, unless they are subject to achievement of performance targets, and common stock or stock equivalents credited to such executive officer or non-employee director under any deferred compensation plan, and (ii) common stock shall be valued per share using the 200-day trailing average NYSE per share closing price.
As of February 3, 2018, each of our executive officers and non-employee directors was in compliance with our equity ownership policy except for Mrs. Shern whose ownership value totaled $272,484 ($2,516 short of the $275,000 ownership guideline) based on the 200-day trailing average NYSE per share closing price. Given Mrs. Shern's decision to retire, the Board has concluded that no action is required with respect to her shortfall in stock ownership.
Anti-Hedging Policy
Given that the aim of ownership of common stock is to ensure that employees and directors of the Company have a direct personal financial stake in the Company’s performance, hedging transactions on the part of employees and directors of the Company could be contrary to that purpose. Therefore, the Company has adopted an anti-hedging policy which states that the implementation by an employee or director of the Company of hedging strategies or transactions using short sales, puts, calls or other types of financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds) based upon the value of common stock and applied to equity securities granted to such employee or director, or held, directly or indirectly, by such employee or director, is strictly prohibited.
Corporate Governance Guidelines; Certifications
The Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Company’s website at http://investor.gamestop.com and are available in print to any stockholder who requests them in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051.
On an annual basis, our Chief Executive Officer submits to the NYSE the annual certification required by Section 303A.12(a) of the NYSE Listed Company Manual. In addition, the Company has filed with the SEC as exhibits to its Annual Report on Form 10-K, for fiscal 2017, the certifications of its Chief Executive Officer and Chief Financial Officer required pursuant to Section 302 of the Sarbanes-Oxley Act relating to the quality of its public disclosure.
Communications Between Stockholders and Interested Parties and the Board
Stockholders and other interested persons seeking to communicate with the Board should submit any communications in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Company’s Secretary will forward such communication to the full Board or to any individual director or directors (including the presiding director of the executive sessions of the non-management directors or the non-management directors as a group) to whom the communication is directed.
Attendance at Annual Meetings
All members of the Board are expected to attend in person the Company’s 2018 annual meeting and be available to address questions or concerns raised by stockholders. Nine of the Company’s 10 directors attended the Company's 2017 annual meeting.
Director Independence; Independence Determination
The Board has adopted the definition of independence in the listing standards of the NYSE. In its assessment of director independence, the Board considers all commercial, charitable and other relationships and transactions that any director or member of his or her immediate family may have with us, with any of our affiliates or with any of our consultants or advisers.
The Board has affirmatively determined that each of Jerome L. Davis, Thomas N. Kelly Jr., Shane S. Kim, Steven R. Koonin, Stephanie M. Shern, Gerald R. Szczepanski, Kathy P. Vrabeck and Lawrence S. Zilavy is independent under the NYSE standards as well as under standards set forth in SEC regulations, and that the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee and are comprised exclusively of independent directors under the foregoing standards. The Board did not determine Mr. DeMatteo to be independent because of his current executive positions with the Company.
The non-management directors of the Company hold regularly scheduled executive sessions without management present at least once annually and the independent directors hold at least one meeting annually with only independent directors present. Our lead independent director, Mr. Zilavy, is the presiding director for each non-management or independent director executive session.

2018 Proxy Statement | 17

Board Leadership Structure
The Board has maintained a leadership structure that separates the Executive Chairman position from the Chief Executive Officer position. Currently, Mr. DeMatteo is serving as the Executive Chairman and Interim Chief Executive Officer due to the resignation of Michael Mauler on May 9, 2018. The Board intends for the next appointed Chief Executive Officer to serve separately from the Executive Chairman position. The current Board includes eight other directors all of which are independent, including a lead independent director. Under the Board’s intended structure, Mr. DeMatteo serves as the Executive Chairman and also as a member of management. As a former Chief Executive Officer of the Company, the Board believes that Mr. DeMatteo’s in-depth knowledge of our business and its challenges, as well as his experience in the video game industry as a whole, make him the best qualified person to serve as Executive Chairman. In addition, this structure facilitates better communication between management and the Board and allows Mr. DeMatteo to more effectively oversee the execution of our strategic initiatives, including the implementation of the Company’s multi-concept retail strategy and provide guidance to the senior management team, including the Chief Executive Officer. The Board intends for the next appointed Chief Executive Officer to also serve as a director. The Board believes that the Chief Executive Officer’s service as a director further enhances the Board’s oversight of our day-to-day operations and provides additional management expertise with respect to the complexities of our business units. The Board believes that at this time our stockholders are best served by this structure. All directors play an active role in overseeing the Company’s business both at the Board and committee level. For additional oversight, our lead independent director presides over regularly scheduled meetings with the other non-management directors to discuss and evaluate the Company’s business without members of management present. This structure, together with our other corporate governance practices, provides strong independent oversight of management while ensuring clear strategic direction for the Company.
Risk Oversight
Responsibility for risk oversight resides with the full Board. Committees have been established to help the Board carry out this responsibility by focusing on key areas of risk inherent in the business. The Audit Committee oversees risk associated with financial and accounting matters, including compliance with legal and regulatory requirements, related-party transactions and the Company’s financial reporting and internal control systems. The Audit Committee also oversees the Company’s internal audit function and regularly meets separately with the Company’s head of internal audit, Chief Legal Officer, external auditors and other financial and executive management. The Compensation Committee oversees risks associated with compensation policies and the retention and development of executive talent, including the development of policies that do not encourage excessive risk-taking by our executives. These policies include various factors to help mitigate risk, including fixed compensation components and variable components that include mitigating factors such as a consistent structure across all business units, generally involving consolidated income components; targeted award amounts that are not significant as a percentage of revenue; and vesting periods, equity ownership policies, and claw-back provisions. The Compensation Committee and management also regularly review the Company’s compensation policies to determine effectiveness and to assess the risk they present to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company. In addition, at least annually, the Board conducts a formal business review including a risk assessment related to the Company’s existing business and new initiatives. Because overseeing risk is an ongoing process and inherent in the Company’s strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific topics or actions.

Director Compensation
In fiscal 2017, total compensation for each non-employee director was set at $280,000, which consisted of a $140,000 cash retainer and a restricted stock grant valued at approximately $140,000 which vests after one year. For the fiscal year ended February 2, 2019 (“fiscal 2018”), the compensation structure for each non-employee director will remain consistent with the fiscal 2017 director compensation structure. We reimburse our directors for expenses in connection with attendance at Board and committee meetings. Other than with respect to reimbursement of expenses, directors who are our employees do not receive additional compensation for their services as directors, and none of the directors receive additional compensation for their services as committee chairpersons or as our lead independent director. For a director who retires after reaching age 72 or ceases to serve after at least 10 years of Board service to the Company, with the consent of the Compensation Committee, all awards granted to such director fully vest upon termination of Board service.
Additionally, because the Board believes that it is important for each director of the Company to have a financial stake in the Company to help align the director’s interests with those of the Company’s stockholders, we require our directors maintain a certain level of ownership of common stock. For a description of the equity ownership policy, see "Corporate Governance-Equity Ownership Policy" above.

18 | 2018 Proxy Statement

The following table provides information regarding compensation earned by our non-employee directors during fiscal 2017:

Name	Fees Earned and Paid in Cash (1)	Stock Awards (2)	Total
Jerome L. Davis(3)	$140,000	$140,000	$280,000
Thomas N. Kelly Jr.(3)	$140,000	$140,000	$280,000
Shane S. Kim(3)	$140,000	$140,000	$280,000
Steven R. Koonin(3)	$140,000	$140,000	$280,000
Stephanie M. Shern(3)	$140,000	$140,000	$280,000
Gerald R. Szczepanski(3)	$140,000	$140,000	$280,000
Kathy P. Vrabeck(3)	$140,000	$140,000	$280,000
Lawrence S. Zilavy(3)	$140,000	$140,000	$280,000
____________________________

(1)	Represents amounts earned and paid for service in fiscal 2017.

(2)
Reflects the grant date fair values in accordance with FASB ASC Topic 718 for the fiscal 2017 grants of 6,549 shares of restricted stock for each of the Board members based on the closing price of our common stock on the date of grant. Grants of restricted shares vest after one year following the grant date, subject to continued service to the Company as well as accelerated vesting in the case of retirement if approved by the Compensation Committee. The assumptions used by the Company in calculating the grant date fair value are incorporated herein by reference to Note 12 to the Company’s consolidated financial statements in its Annual Report on Form 10-K, filed April 2, 2018.

(3)	As of February 3, 2018, each of the named directors held 6,549 shares of restricted stock that have not vested.

Executive Officers
The following table sets forth the names and ages of our executive officers and the positions they hold:

Name	Age	Title
Daniel A. DeMatteo	70	Executive Chairman and Interim Chief Executive Officer
Robert A. Lloyd	56	Executive Vice President and Chief Financial Officer
Daniel J. Kaufman	58	Executive Vice President, Chief Legal and Administrative Officer
Troy W. Crawford	50	Senior Vice President, Chief Accounting Officer
Roles of Executive Chairman and Chief Executive Officer
Mr. DeMatteo currently serves as the Executive Chairman and Interim Chief Executive Officer due to the resignation of Mr. Mauler as Chief Executive Officer on May 9, 2018. The Board is in process of searching for a new Chief Executive Officer. The Company intends to resume the separation of these roles upon the appointment of the next Chief Executive Officer. As Executive Chairman, Mr. DeMatteo is responsible for the leadership and coordination of the activities of the Board, for overseeing the strategic direction of the Company and for providing guidance to the Company’s Chief Executive Officer and other executives. The Chief Executive Officer has responsibility for development and execution of our strategic plans and for leadership and oversight of all of the Company’s day-to-day operations and performance.
Business Experience of Executive Officers
Information with respect to executive officers of the Company who are also directors or nominees for director is set forth in “Information Concerning the Directors and Nominees” above.
Robert A. Lloyd is Executive Vice President and Chief Financial Officer, a role he has held since 2010. Mr. Lloyd also served as our Senior Vice President and Chief Accounting Officer, a position he held from 2005 to 2010. Prior to that, Mr. Lloyd was the Vice President - Finance of GameStop or its predecessor companies from 2000 and was the Controller of GameStop’s predecessor companies from 1996 to 2000. From 1988 to December 1996, Mr. Lloyd held various financial management positions as Controller or Chief Financial Officer, primarily in the telecommunications industry. Prior to 1988, Mr. Lloyd held various positions with the public accounting firm of EY. Mr. Lloyd is a CPA. Mr. Lloyd currently serves on the Board of Directors of the Make-A-Wish Foundation of North Texas, a non-profit organization.

2018 Proxy Statement | 19

Daniel J. Kaufman currently serves as Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary and previously served as Chief Legal Officer and Corporate Secretary since 2016, and as Senior Vice President, General Counsel and Corporate Secretary from 2005.  Before joining GameStop, Mr. Kaufman was employed by Electronics Boutique Holdings Corp. from January 2002, where he was serving as Senior Vice President, General Counsel and Corporate Secretary at the time of its acquisition by GameStop. In addition to his responsibilities at GameStop, Mr. Kaufman serves on the Board of Directors of Five Below, Inc., a discount retailer, and of the National Liberty Museum, a non-profit organization. Mr. Kaufman previously served as a director of the Entertainment Merchants Association, a trade organization.
Troy W. Crawford is the Senior Vice President and Chief Accounting Officer, a role he has held since June 2010. He joined GameStop in 2006 as Vice President-Controller. From 1993 to 2006, Mr. Crawford held various financial management positions including Controller at CompUSA, a consumer electronics retailer. Prior to 1993 he held various finance and accounting positions with Cinemark USA, Inc., a motion picture exhibition company. Mr. Crawford is a CPA.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The following table sets forth the number of shares of our common stock (including common stock that may be purchased pursuant to the exercise of options, warrants or otherwise within 60 days of May 4, 2018) beneficially owned on May 4, 2018 by each Director, each of the named executive officers, each holder of 5% or more of our common stock and all of our directors and executive officers as a group. Except as otherwise noted, the individual director or executive officer or his or her family members had sole voting and investment power with respect to the identified securities. Except as otherwise noted, the address of each person listed below is GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The total number of shares of our common stock outstanding as of May 4, 2018 was 101,870,874.

	Shares Beneficially Owned
Name	Number (1)%
FMR LLC	15,195,570	(2)	14.9
245 Summer Street
Boston, MA 02210
BlackRock, Inc.	8,860,599	(3)	8.7
55 East 52nd Street
New York, NY 10055
The Vanguard Group	8,724,163	(4)	8.6
100 Vanguard Boulevard
Malvern, PA 19355
Dimensional Fund Advisors LP	8,546,371	(5)	8.4
6300 Bee Cave Road
Austin, TX 78746
Michael Mauler	384,693	(6)	*
Robert A. Lloyd	320,801	(7)	*
Daniel A. DeMatteo	412,123	(8)	*
Tony D. Bartel	545,032	(9)	*
Michael P. Hogan	241,298	(10)	*
Jerome L. Davis	51,253	(11)	*
Thomas N. Kelly Jr.	30,297	(11)	*
Shane S. Kim	32,323	(11)	*
Steven R. Koonin	25,043	(11)	*
Stephanie M. Shern	13,474	(11)	*
Gerald R. Szczepanski	40,903	(11)	*
Kathy P. Vrabeck	24,703	(11)	*
Lawrence S. Zilavy	30,963	(11)	*
All Directors and Officers as a group (13 persons)	1,574,396	(12)	1.5
________________________________

*	Less than 1.0%.

(1)
Shares of common stock that an individual or group has a right to acquire within 60 days after May 4, 2018 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of such

20 | 2018 Proxy Statement

individual or group, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of any other person or group shown in the table.

(2)
Based on information included in its Amendment No. 8 to Schedule 13G filed with the SEC on February 13, 2018, FMR LLC has the sole power to vote or to direct the vote with respect to 3,052,281 of these shares and sole power to dispose or direct the disposition with respect to 15,195,570 of these shares.

(3)
Based on information included in its Amendment No. 10 to Schedule 13G filed with the SEC on January 25, 2018, BlackRock, Inc. has the sole power to vote or to direct the vote with respect to 8,315,646 of these shares and sole power to dispose or direct the disposition with respect to 8,860,599 of these shares.

(4)
Based on information included in its Amendment No. 6 to Schedule 13G filed with the SEC on February 12, 2018, The Vanguard Group has the sole power to vote or to direct the vote with respect to 53,368 of these shares, the sole power to dispose or direct the disposition with respect to 8,666,446 of these shares and the shared power to vote or direct to vote with respect to 12,123 of these shares and the shared power to dispose or direct the disposition with respect to 57,717 of these shares.

(5)
Based on information included in its Schedule 13G filed with the SEC on February 9, 2018, Dimensional Fund Advisors LP has the sole power to vote or to direct the vote with respect to 8,433,236 of these shares and the sole power to dispose or direct the disposition with respect to 8,546,371 of these shares.

(6)
Of these shares, 38,340 are issuable upon exercise of stock options (all of which are vested as of May 4, 2018) and 263,894 are unvested restricted shares. On May 9, 2018, Mr. Mauler resigned from his position as Chief Executive Officer and as a director.

(7)	Of these shares, 53,660 are issuable upon exercise of stock options (all of which are vested as of May 4, 2018) and 166,215 are unvested restricted shares.

(8)	Of these shares, 138,480 are issuable upon exercise of stock options (all of which are vested as of May 4, 2018) and 82,413 are unvested restricted shares.

(9)
Based on information available to us as of February 6, 2018. On February 7, 2018, the Company terminated the employment of Mr. Bartel. As of February 6, 2018, 132,900 of these shares were issuable upon exercise of stock options and 170,871 were unvested restricted shares.

(10)
Based on information available to us as of February 6, 2018. On February 7, 2018, the Company terminated the employment of Mr. Hogan. As of February 6, 2018, 66,480 of these shares were issuable upon exercise of stock options and 85,504 were unvested restricted shares.

(11)	Of these shares, 6,549 are unvested restricted shares.

(12)	Of these shares, 230,480 are issuable upon exercise of stock options (all of which are vested as of May 4, 2018), and 678,989 are unvested restricted shares.

Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee are Gerald R. Szczepanski (Chair), Thomas N. Kelly Jr. and Shane S. Kim, none of whom has ever been an employee of the Company. No member of the Compensation Committee had a relationship requiring disclosure in this Proxy Statement under Items 404 or 407 of SEC Regulation S-K.

2018 Proxy Statement | 21

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
We believe that it is appropriate to solicit the views of our stockholders regarding the compensation of our named executive officers. Accordingly, and in accordance with SEC rules implemented under Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"), the Company seeks a non-binding advisory vote from our stockholders on the compensation of our Named Executive Officers as described in this Proxy Statement.
As discussed more fully in the “Compensation Discussion and Analysis” in this Proxy Statement, the Compensation Committee believes the Company’s named executive officers should be compensated commensurate with their success in maintaining the growth and high level of performance necessary for the Company to produce ongoing and sustained value for our stockholders. The Company’s executive officer compensation program is based on the following guiding principles:

1.
Total compensation opportunities provided by the Company to its named executive officers should be competitive and allow the Company to attract and retain individuals whose skills are critical to the long-term success of the Company.

2.
The compensation offered by the Company should reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value, while avoiding the encouragement of unnecessary or excessive risk-taking.

3.
Compensation awards should be based on the fundamental principle of aligning the long-term interests of GameStop’s employees with those of GameStop’s stockholders. Therefore, a meaningful portion of most management employees’ compensation will be in the form of long-term equity compensation. All of the short-term incentives, in the form of annual cash bonuses, and a large portion of equity compensation for Named Executive Officers, are tied to performance measures.

4.	Incentive and total compensation are designed to be consistent with the level of the Company’s operational performance over time and the level of returns provided to stockholders.
In response to the advisory vote on the frequency of the advisory vote on executive compensation at our 2017 annual meeting, we provide this advisory vote on executive compensation on an annual basis. This is an advisory vote and is not binding upon the Company, the Compensation Committee or the Board. Therefore, stockholders are not ultimately voting for the approval or disapproval of the Board's recommendation on this proposal. The result of the vote will not impact any compensation that has already been paid or awarded to the executive officers. However, because we value the views of our stockholders, our Compensation Committee, which is responsible for, among other things, designing and administering the Company’s executive compensation program, will review and consider the results of this advisory vote when considering future decisions with respect to executive compensation.
We strongly encourage stockholders to read the “Compensation Discussion and Analysis,” the compensation tables and the accompanying narrative disclosures in this Proxy Statement which discuss in greater detail the compensation of our executive officers, the Company’s compensation philosophy and the factors that the Compensation Committee considered in making compensation decisions.
Accordingly, the Board recommends that stockholders vote FOR the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosure.”
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE RESOLUTION ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE PROPOSAL ABOVE UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

22 | 2018 Proxy Statement

Compensation Discussion and Analysis

Executive Summary
Introduction
The Compensation Committee believes that our senior executives should be compensated commensurate with their success in maintaining the growth, profitability, cash flow and high level of performance necessary for GameStop to produce ongoing and sustained value for our stockholders. During the past few years, our vision was to expand our business from the world's largest specialty retailer of physical video game products to a global family of specialty retail brands, to continue to grow sales of digital products, to expand the sales of collectible products through our video game stores and www.thinkgeek.com, to increase the number of our pop culture-themed stores and to strategically grow our Technology Brands segment to further diversify our revenue streams. The Compensation Committee developed and recommended the fiscal 2017 compensation program to support this mission.
This Compensation Discussion and Analysis covers the fiscal 2017 compensation for the following Named Executive Officers ("NEOs"), as determined under SEC rules (titles below reflect executives' roles as of the end of fiscal 2017):

Name	Title
J. Paul Raines(1)	Former Chief Executive Officer
Daniel A. DeMatteo(2)	Executive Chairman and Interim Chief Executive Officer
Robert A. Lloyd	Executive Vice President and Chief Financial Officer
Tony D. Bartel(3)	Chief Operating Officer
Michael P. Hogan(3)	Executive Vice President of Strategic Business and Brand Development
Michael Mauler(4)	Executive Vice President and President, GameStop International
______________________________

(1)	Mr. Raines' service as Chief Executive Officer ended on November 13, 2017. Mr. Raines died on March 4, 2018.

(2)
Mr. DeMatteo served as the Company's interim Chief Executive Officer from November 13, 2017 to February 4, 2018. Mr. DeMatteo again assumed the interim Chief Executive Officer role on May 9, 2018. Throughout these periods, Mr. DeMatteo has continued to serve as Executive Chairman.

(3)	On February 7, 2018, the Company terminated the employment of Tony D. Bartel and Michael P. Hogan.

(4)	Mr. Mauler served as our Chief Executive Officer from February 4, 2018 to May 9, 2018 and resigned from employment with the Company on May 9, 2018.
2017 Performance
In fiscal 2017, our total global sales increased 7% to $9.2 billion and our consolidated comparable store sales increased 5.8%. The increase in sales was driven by our video games business, led by high demand for the Nintendo Switch and a strong software title lineup. Our collectibles business also contributed to the increase in sales by growing 29% as a result of our recent investments in this category. We experienced challenges in our Technology Brands business during fiscal 2017 due to a slowdown in the wireless upgrade cycle and changes in AT&T’s dealer compensation structure. Our adjusted net income decreased by 13% to $338.6 million, primarily due to product mix shift and the challenges in our Technology Brands business. See Annex I for a reconciliation of net income to adjusted net income.
We continued to deliver on our commitment to return capital to stockholders by paying quarterly dividends of $0.38 per share, or $1.52 annually, in fiscal 2017, representing an increase of 2.7% annually compared to dividends paid in fiscal 2016.

2018 Proxy Statement | 23

2017 Compensation Program Summary
In 2017, the three primary components of our NEOs’ total target compensation were salary, short-term incentive and long-term incentive, as described below:

Program	Description	Purpose
Salary	Fixed cash compensation	Reward for level of responsibility, experience and sustained individual performance.
Short-Term Incentive ("STI")
Cash compensation based on the following performance measures:
•
60% based on fiscal 2017 consolidated operating earnings
•
40% based on fiscal 2017 operating earnings generated by Technology Brands and the collectibles product category
Reward for achievement against specific objective financial goals and strategic goals achieved in one year.
Long-Term Incentive ("LTI")	50% of total — time-based restricted stock subject to vesting based on continued service.(1)	Reward for creation of stockholder value and to retain executives for the long-term.
50% of total — performance-based restricted stock based the following measures:
•
50% based on fiscal 2018 consolidated operating earnings
•
50% based on fiscal 2018 operating earnings from sources other than physical video game products
Reward for achievement against specific objective financial goals achieved in greater than one year and creation of stockholder value.
__________________________________________

(1)
Subject to a performance condition of $200 million in consolidated net income for fiscal 2017 to be eligible for tax deductibility under Section 162(m). See “Section 162(m) Compliance” below for further detail.

For purposes of determining performance results against a pre-established target, the Compensation Committee may make certain adjustments to reported results prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Compensation Committee provides for certain adjustments when it believes the adjustments provide a performance measure that best represents actual performance results that are within the executives’ sphere of control and accountability. Actual performance results may be adjusted to eliminate the effects of, among other things, goodwill and asset impairments, restructuring charges, acquisitions, debt retirement expenses, foreign currency changes, buybacks of the Company’s shares, and the impact to income taxes related to the difference in budgeted and actual income tax rates. Throughout this Compensation Discussion and Analysis, when we make reference to the use of operating earnings or net income as a performance measure for certain incentives and awards, we are actually referring to these measures as adjusted based on the definitions approved by our Compensation Committee. See Annex I for a reconciliation of our operating earnings to our adjusted operating earnings and our net income to our adjusted net income.
Please refer to the "Other Considerations" section below for a discussion of other indirect elements of our compensation program.
A significant portion of the 2017 compensation program for our NEOs was performance-based, with payouts linked to the attainment of certain defined performance goals, including the Company's operating earnings, net income and operating earnings generated by our Technology Brands segment and collectibles product category. The charts below summarize the mix of pay elements for J. Paul Raines, the CEO when the compensation targets were set, and all other NEOs, based on target compensation for fiscal 2017.

24 | 2018 Proxy Statement

(1)
Subject to a performance condition of $200 million in consolidated net income for fiscal 2017 to be eligible for tax deductibility under Section 162(m). See “Section 162(m) Compliance” below for further detail.

Incentive Plan Payouts for Performance Periods Ending Fiscal 2017
Performance-based awards may vest in a fiscal year other than the year of grant. Performance results for awards with a performance period measured as of the end of fiscal 2017, and the resulting payouts, are summarized in the table below:

Incentive Plan	Year of Grant	Performance Period	Performance Achieved as a % of Target	Payout as a % of Targeted Award Amount
STI	Fiscal 2017	Fiscal 2017	Achieved 87.6% of the targeted fiscal 2017 consolidated operating earnings and 57.6% of the targeted fiscal 2017 operating earnings generated by Technology Brands and the collectibles product category(1)	45.0%
LTI (performance-based restricted stock)	Fiscal 2016	Fiscal 2017	Achieved 76.8% of the targeted fiscal 2017 consolidated operating earnings(2)	0%
LTI (performance-based restricted stock)	Fiscal 2016	Fiscal 2017	Achieved 110.1% of the targeted percentage of fiscal 2017 operating earnings from sources other than physical video game products(3)	125.0%
__________________________________________

(1)
Related to the 2017 STI, with payout tied to percentage of annual salary and percentage attainment of targets set by the Compensation Committee related to consolidated operating earnings and operating earnings generated by Technology Brands and the collectibles product category. See “Short-Term Incentives” section below for further detail.

(2)
Related to the 2016 performance-based restricted stock grant subject to a performance target tied to achieving a certain consolidated operating earnings target for fiscal 2017. See "Long-Term Incentives" section below for further detail.

(3)
Related to the 2016 performance-based restricted stock grant subject to a performance target tied to achieving a target percentage of fiscal 2017 operating earnings from sources other than physical video game products. See "Long-Term Incentives" section below for further detail.

Compensation Philosophy
Our executive officer compensation program is administered by the Compensation Committee of the Board. The program is based upon the following guiding principles:

•	Total compensation opportunities provided to our NEOs should be competitive and allow us to attract and retain individuals whose skills are critical to our long-term success;

•
The compensation opportunities we offer should reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value, while avoiding the encouragement of unnecessary or excessive risk-taking;

•
Compensation awards should be based on the fundamental principle of aligning the long-term interests of our employees with those of our stockholders. Therefore, a meaningful portion of most management employees’ compensation will be in the form of long-term equity compensation. All of the short-term incentives, in the form of annual cash bonuses, and a significant portion of equity compensation for NEOs are tied to performance measures; and

•	The overall value of the total compensation is intended to be consistent with the level of our operational performance over time and the level of returns provided to stockholders.
The compensation program is designed to reward the executive officers for the dedication of their time, efforts, skills and business experience to our operations. The Compensation Committee targets approximately 50% to 60% of each NEO's total compensation be tied to performance measures, and such compensation is therefore at risk. The compensation program is also designed to reward both annual and long-term performance. Annual performance is rewarded through salary and short-term incentives and is measured by our operating earnings and growth, among other factors. Long-term performance is rewarded through performance-based and time-based restricted stock, with approximately 50% of the total long-term incentive compensation mix tied to the achievement of performance measures.
The Compensation Committee oversees risks associated with compensation policies and the retention and development of executive talent, including the development of policies that do not encourage excessive risk-taking by our executives. These policies include various factors to help mitigate risk, including fixed compensation components and variable components that include mitigating factors such as a consistent structure across all business units, generally involving consolidated income components; targeted award amounts that are not significant as a percentage of revenue; and vesting periods, equity ownership policies, and claw-back provisions. The Compensation Committee and management also regularly review our compensation policies to determine effectiveness and to assess the risk they present to the Company. Based on this review, we have concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

2018 Proxy Statement | 25

Response to Advisory Vote on Executive Compensation
A substantial majority of our stockholders (92% of votes cast) approved the fiscal 2016 compensation for our NEOs at the 2017 annual meeting of stockholders. We interpreted these results, coupled with discussions that we have had from time to time with investors regarding compensation, as a validation of our executive compensation program. As a result, we have retained our general approach to executive compensation as described more fully in the "Key Elements of Compensation" section below. Nonetheless, the Compensation Committee continues to work with its independent consultant to consider alternatives and intends to revise the program as it determines appropriate.

Compensation Determination Process
The Compensation Committee of the Board has the responsibility to develop compensation levels for the NEOs. In determining annual compensation levels for NEOs, the Compensation Committee, along with executive management, bases its decision on the individual’s performance and potential to improve stockholder value, the financial performance of the Company over the preceding fiscal year, projections for the Company's upcoming fiscal year, historical compensation for each NEO, the amount of shares available to be granted under our 2011 Incentive Plan and the results of reviews, surveys or other information from our compensation consultants.
The Compensation Committee considers the recommendations of the Executive Chairman and the Chief Executive Officer in determining compensation for the executive officers and employees other than the Executive Chairman and the Chief Executive Officer.
The Compensation Committee has the authority under its charter to retain an independent compensation consultant to assist in the evaluation of executive compensation, whose research and viewpoints provide one of several data points used by the Compensation Committee in developing specific recommendations to the Board. The Compensation Committee believes that such a consultant can play an essential role in the process of providing an impartial evaluation of compensation programs and practices, developing effective recommendations to the Board and evaluating the Company’s pay practices.
The Compensation Committee retains ClearBridge Compensation Group (“ClearBridge”) to advise on matters related to non-employee director and executive compensation. ClearBridge reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee reviewed the independence of ClearBridge under SEC rules and NYSE listing standards regarding compensation consultants and has concluded that ClearBridge’s work for the Compensation Committee is independent and does not raise any conflicts of interest.
ClearBridge gathers benchmark data from our peer group, which the Compensation Committee considers among other factors (e.g., individual performance and potential, job responsibilities, historical compensation levels, etc.) in assessing and determining total compensation opportunities for the NEOs. Our selected peer group is generally comprised of specialty retailers, selected based on companies with revenue in the range of 0.5x and 2x the Company's revenue, with an additional reference to enterprise value. The specific companies included in our fiscal 2017 peer group are listed below (this group was unchanged from fiscal 2016):

Abercrombie & Fitch	Bed Bath & Beyond	Kohl's	O'Reilly Automotive
Advance Auto Parts	Dick's Sporting Goods	L Brands	Ross Stores
AutoZone	Foot Locker	Nordstrom	Tiffany & Co.
Barnes & Noble	Gap	Office Depot	Williams-Sonoma
In fiscal 2017 and years prior, in order to comply with Section 162(m), the Compensation Committee has generally established in writing a performance target (“Target”) for the annual short-term cash incentives and long-term performance-based restricted stock incentives no later than 90 days after the start of each fiscal year (and before 25% of the relevant performance period had elapsed). Targets have typically been based on budgeted financials. Because the Target has generally been established in the first 90 days of the fiscal year, the attainment of the Target is substantially uncertain at the time the Target was established.

Key Elements of Compensation
The Company maintains employment agreements with each of the NEOs to cover the key elements of the Company’s executive compensation package, which consists of base salary and short-term and long-term incentive awards, and covers severance and termination benefits. These employment agreements and the Company’s policies with respect to each of the key elements of its executive compensation package are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and reviews the full compensation package afforded by the Company to its executive officers, including insurance and other benefits. See below for details on the Company's 2017 compensation program.

26 | 2018 Proxy Statement

Base Salaries
In determining the base salaries of these executive officers for fiscal 2017, the Compensation Committee considered, among other things, the Company’s financial performance and achievements in our diversification strategy during fiscal 2016, projections for fiscal 2017, the responsibilities of each NEO, the results of the benchmarking against the peer group, and the recommendations received from ClearBridge following its research. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other companies of comparable size, growth and operations.
In February 2017, the Board set salaries for fiscal 2017 for the NEOs as follows:

Named Executive Officer	Base Salary
J. Paul Raines	$1,288,000
Daniel A. DeMatteo	$300,000
Robert A. Lloyd	$709,000
Tony D. Bartel	$927,000
Michael P. Hogan	$620,000
Michael Mauler	$592,000
For fiscal 2017, the Compensation Committee made no changes to the base salaries of Messrs. Raines, Lloyd, Bartel, Hogan and Mauler. Commensurate with changes to Mr. DeMatteo's role as Executive Chairman, Mr. DeMatteo's base salary was reduced by $250,000 compared to fiscal 2016. However, effective as of November 13, 2017, Mr. DeMatteo's base salary was temporarily increased to $900,000 during his service as the Company's interim Chief Executive Officer. Following the completion of his service as interim Chief Executive Officer in the first quarter of fiscal 2018, Mr. DeMatteo returned to his role as Executive Chairman and his annual base salary was reset to $400,000. See "Fiscal 2018 Salaries and STI Opportunities" section below.
Short-Term Incentives
In addition to a base salary, each NEO is eligible for a performance-based annual cash STI. The purpose of the STI is to motivate management to drive performance in the short-term.
STI payouts were determined based on the achievement of consolidated operating earnings and operating earnings generated by Technology Brands and the collectibles product category. These metrics aligned with the Company’s business strategy of driving earnings and expanding the Technology Brands retail concept and collectibles product category. The STI was also subject to a net income performance condition for purposes of achieving tax deductibility under Section 162(m).
Targets for Each Named Executive Officer
For each NEO, a target STI in an amount equal to a percentage of their base salary is pre-determined by the Compensation Committee, with input from the Executive Chairman and Chief Executive Officer (other than for themselves), for each fiscal year.
Target STI opportunities for fiscal 2017 for our NEOs were as follows (which remain unchanged from fiscal 2016):

Named Executive Officer	Percentage of Base Salary
J. Paul Raines	200%
Daniel A. DeMatteo(1)	150%
Robert A. Lloyd	100%
Tony D. Bartel	125%
Michael P. Hogan	100%
Michael Mauler	100%
______________________________

(1)
Effective as of November 13, 2017, for the period of service as the Company's interim Chief Executive Officer, Mr. DeMatteo's target STI opportunity was increased to 200% of his base salary. As a result, his target STI for fiscal 2017 was $752,021, which is the weighted average of his target STI for the portion of the year that he served solely as Executive Chairman and the portion of the year that he also served as interim Chief Executive Officer.

2018 Proxy Statement | 27

Performance Measures
The final STI payouts for the NEOs were based 60% on consolidated operating earnings and 40% on the operating earnings generated by Technology Brands and the collectibles product category. Payouts associated with each of the two performance measures were based on the following scale. Straight-line interpolation is applied between levels shown.

If the Performance Period Results are:	Then the Percentage of the Target Award Earned for Each Measure is:
125% or more of Target	125%
110%	110%
100% (Target)	100% (Target)
90%	80%
75%	50%
Less than 75% of Target	None
Payouts
In determining the final STI payout for fiscal 2017, the Compensation Committee assessed consolidated operating earnings and operating earnings generated by Technology Brands and our collectibles product category, as shown below.

Performance Measure	Target	Actual	Performance Achieved as a % of Target	STI Earned	Weighting Percentage of Overall STI	Payout as a % of Target
Consolidated operating earnings (fiscal 2017)	$614 million	$538 million	87.6%	75%	60%	45%
Operating earnings generated by Technology Brands and collectibles product category (fiscal 2017)	$199 million	$115 million	57.6%	0%	40%	0%
Total payout						45%
The following STI payouts were made for fiscal 2017 to our NEOs:

Named Executive Officer	STI Payout
J. Paul Raines(1)	$899,864
Daniel A. DeMatteo(2)	$338,409
Robert A. Lloyd	$319,050
Tony D. Bartel	$521,438
Michael P. Hogan	$279,000
Michael Mauler	$266,400
______________________________

(1)	Mr. Raines' STI payout was prorated for the portion of fiscal 2017 during which he served as Chief Executive Officer.

(2)
As noted above, Mr. DeMatteo's STI payout was determined based on the weighted-average of his target STI opportunities for the portions of fiscal 2017 prior and subsequent to his appointment as interim Chief Executive Officer.

Long-Term Incentive Awards
Form of Fiscal 2017 Long-Term Incentive Awards
The Compensation Committee met on February 27, 2017 and, upon ratification by the Board on February 28, 2017, awarded a combination of time-based restricted stock and performance-based restricted stock for fiscal 2017 to be granted to the NEOs as of March 3, 2017 (collectively, the “2017 LTI Awards”). Time-based restricted stock and performance-based restricted stock were granted to align the interests of the NEOs with the interests of the Company's stockholders, offer NEOs an incentive for the achievement of superior performance over time and foster the retention of key management personnel. To determine the amount of equity awards to grant to each NEO, the Compensation Committee considered, among other things, the Company’s overall performance, projections for the Company's upcoming fiscal years, each NEO’s individual contributions to the Company’s overall performance, including individual contributions toward achievement of strategic objectives, and comparisons of long-term incentives and total compensation of similar positions within the Company’s peer group.

28 | 2018 Proxy Statement

The target grant date fair value of the 2017 LTI Awards was determined on February 28, 2017, with the number of shares determined effective as of the grant date of March 3, 2017. The target grant date fair value for each of Messrs. Raines, Lloyd, Bartel, Hogan and Mauler was consistent with the targeted value of the 2016 long-term incentive awards. The target value for Mr. DeMatteo's 2017 LTI Award was set at $750,000, approximately 63% of the targeted value of his 2016 long-term incentive awards, reflecting his continually evolving role as Executive Chairman. Each LTI award was comprised of 50% time-based restricted stock and 50% performance-based restricted stock, a structure designed to balance the retentive and performance-based nature of the total long-term incentive award.
Time-based restricted stock awards are subject to a three-year ratable vesting schedule (subject to accelerated vesting upon attainment of retirement eligibility, death, disability, and certain severance events) and achieving a performance condition based on consolidated net income for fiscal 2017, adjusted for certain items, to achieve tax deductibility under Section 162(m). This performance condition was met for fiscal 2017.
Performance-based restricted stock awards are subject to vesting both on the basis of continued service to the Company and the achievement of a certain consolidated operating earnings Target and a certain operating earnings Target for the amount of operating earnings coming from sources other than physical video game products for the fiscal year ended February 2, 2019 ("fiscal 2018"), with such Targets to be measured following the completion of fiscal 2018. Operating earnings was selected as a measure to focus on the long-term profitability of the Company. Additionally, given the Company is focused on diversifying its business, a second-year performance period was selected recognizing the difficulty in setting goals for a longer time period. Awards are subject to one additional year of time-based vesting following the end of the performance period to provide for additional retention of NEOs. Each NEO is entitled to receive the performance-based restricted stock according to the performance achievement scale shown below. Straight-line interpolation is applied between levels shown.

If the Performance Period Results are:	Then the Percentage of the Target Award Received is:
125% or more of Target	200%
110%	125%
100% (Target)	100% (Target)
87.5%	75%
75%	50%
Less than 75% of Target	None
The Compensation Committee awarded the NEOs restricted stock in fiscal 2017 as follows:

Named Executive Officer	Time-Based Restricted Stock Grant (1)	Performance- Based Restricted Stock Grant (2)	Total Shares of Restricted Stock Awarded	Total Targeted Award Value (3)
J. Paul Raines	89,010	89,010	178,020	$4,500,000
Daniel A. DeMatteo	14,850	14,850	29,700	$750,000
Robert A. Lloyd	29,910	29,910	59,820	$1,512,000
Tony D. Bartel	42,750	42,750	85,500	$2,160,000
Michael P. Hogan	21,390	21,390	42,780	$1,080,000
Michael Mauler	21,390	21,390	42,780	$1,080,000
__________________________________________

(1)
Time-based restricted stock, subject to a performance condition intended to achieve tax deductibility under Section 162(m) of the Code. The award vests in equal installments on March 3rd of each of the years 2018 through 2020, subject to continued service to the Company and the achievement of a certain level of consolidated net income in fiscal 2018.

(2)
Performance-based restricted stock subject to fiscal 2018 operating earnings Targets measured at the end of fiscal 2018. Determination of earned awards is subject to the completion of the audited consolidated financial statements for fiscal 2018. The earned shares will vest subject to continued service with the Company through March 3, 2020.

(3)	The fair value of stock-denominated awards is based on the closing price of our common stock of $25.28 per share on the grant date of March 3, 2017.

The service requirements otherwise applicable to these awards are waived in the case of retirement eligibility, death, disability and certain severance events, but in each case other than death, any performance conditions remain applicable. In the case of death, the awards that are otherwise subject to performance condition are settled at the target level.

2018 Proxy Statement | 29

Achievement of Fiscal 2016 Long-Term Incentive Awards
A portion of the fiscal 2016 restricted stock awards were subject to performance against a pre-determined fiscal 2017 consolidated operating earnings Target. These awards are subject to one additional year of time-based vesting following the end of the performance period to provide for additional retention of NEOs (other than for those who are retirement eligible). Each NEO is entitled to receive the performance-based restricted stock according to the performance achievement scale shown below. Straight-line interpolation is applied between levels shown.

If the Performance Period Results are:	Then the Percentage of the Target Award Earned for Each Measure is:
125% or more of Target	200%
110%	125%
100% (Target)	100% (Target)
90%	75%
85%	50%
Less than 85% of Target	None
In determining the final payout, the Compensation Committee measured the Company's performance, as shown below.

Portion of 2016 LTI Grant	Performance Measure	Target	Performance Achieved as a Percentage of Target	Performance-Based Restricted Stock Earned
50%	Fiscal 2017 consolidated operating earnings	$700 million	76.8%	0%
50%	Fiscal 2017 percentage of operating earnings from sources other than physical video game products	37.5%	110.1%	125%
Based on the actual results, the number of earned performance-based restricted stock by NEO is as follows:

Named Executive Officer	Number of Earned Performance-Based Restricted Stock Payout
J. Paul Raines	46,050
Daniel A. DeMatteo	12,282
Robert A. Lloyd	15,488
Tony D. Bartel	22,106
Michael P. Hogan	11,063
Michael Mauler	11,063
Section 162(m) Compliance
In order to structure the STI as potentially deductible amounts under Section 162(m), the STI plan was subject to a performance condition of $200 million consolidated net income in fiscal 2017, adjusted for certain items. This performance condition was met in fiscal 2017 and determined the maximum bonus pool from which the NEO’s STI payouts could be paid. The maximum bonus pool was established at 150% of the Target payout opportunities for all NEOs indicated above. In awarding the final STI payouts to each NEO, the Compensation Committee exercised its discretion to reduce the maximum amount available for each NEO under the pool. The basis for this exercise of negative discretion by the Compensation Committee was the Company’s performance against the operating earnings Targets as described in the "Short-Term Incentives" section above.
In order to structure the time-based restricted stock as potentially deductible amounts under Section 162(m), the LTI plan was subject to a performance condition of $200 million consolidated net income in fiscal 2017, adjusted for certain items. As mentioned above, this performance condition was met in fiscal 2017.

30 | 2018 Proxy Statement

2018 Compensation Program Summary
Provided below is a summary of key compensation decisions made in fiscal 2018.
Fiscal 2018 Salaries and STI Opportunities
In setting the base salaries of the executive officers for fiscal 2018, the Compensation Committee considered, among other things, the Company’s financial performance and achievements in our diversification strategy during fiscal 2017, projections for fiscal 2018 and the responsibilities of our executive officers, the results of the benchmarking against the peer group, and the recommendations received from ClearBridge following its research.
Base salaries and Target STI payouts for our expected NEOs, as determined under SEC rules, for fiscal 2018 are as follows:

Name	Title	Base Salary	Target STI Percentage of Base Salary
Daniel A. DeMatteo	Executive Chairman and Interim Chief Executive Officer	$400,000	150%
Robert A. Lloyd	Executive Vice President and Chief Financial Officer	$709,000	125%
Daniel J. Kaufman	Executive Vice President, Chief Legal and Administrative Officer	$600,000	100%
On May 9, 2018, Mr. DeMatteo resumed the role of interim Chief Executive Officer. Mr. DeMatteo's base salary and target STI may be adjusted during fiscal 2018 in light of his service as interim Chief Executive Officer. However, those adjustments have not been determined as of the date of this proxy statement.
2018 Long-Term Incentive Grants
The Compensation Committee met on February 19, 2018 and, upon ratification by the Board on February 22, 2018, approved a combination of time-based and performance-based restricted stock for fiscal 2018 (collectively, the “2018 LTI Awards”). The target value of the 2018 LTI Awards was determined on February 22, 2018, with the number of shares determined effective as of February 23, 2018. The LTI award is again comprised of 50% time-based restricted stock and 50% performance-based restricted stock, which balances the retentive and performance-based nature of the total LTI award.
Time-based restricted stock awards are subject to a three-year ratable vesting schedule. Performance-based restricted stock awards are subject to vesting both on the basis of continued service to the Company and the achievement of certain performance targets to be determined in the first half of fiscal 2018, with such targets to be measured following the completion of fiscal 2019. Performance-based restricted stock awards are subject to one additional year of time-based vesting following the end of the performance period. The fiscal 2018 awards are subject to accelerated vesting on the same basis as described above with respect to the fiscal 2017 awards. The Compensation Committee approved the following 2018 LTI Awards:

Name	Time-Based Restricted Stock (1)	Performance-Based Restricted Stock (2)	Total Shares of Restricted Stock Approved	Total Targeted Award Value (3)
Daniel A. DeMatteo	23,490	23,490	46,980	$750,000
Robert A. Lloyd	52,605	52,605	105,210	$1,680,000
Daniel J. Kaufman	23,490	46,980	70,470	$1,500,000	(4)
 ____________________________

(1)	Time-based restricted stock awards vest in equal installments on February 23rd of each of the years 2019 through 2021, subject to continued service to the Company.

(2)
Performance-based restricted stock subject to a cumulative fiscal 2018 and 2019 performance target, which is to be determined in the first half of fiscal 2018. Determination of earned awards is subject to the completion of the audited consolidated financial statements for fiscal 2019. The earned shares will vest subject to continued service with the Company through February 23, 2021.

(3)	The value of stock-denominated awards is based on the closing price of our common stock of $15.97 per share as of February 23, 2018.

(4)	The total targeted award value for Mr. Kaufman includes an LTI cash award of $375,000 which was granted on February 23, 2018 in connection with his transition from his previous role with the Company,

2018 Proxy Statement | 31

Employment Agreements and Severance/Change in Control Benefits
The Company entered into new employment agreements with J. Paul Raines, Daniel A. DeMatteo, Robert A. Lloyd, Tony D. Bartel, Michael P. Hogan and Michael Mauler effective May 10, 2013, and on November 13, 2013, the Company further amended and restated its employment agreement with Mr. Raines (collectively, as amended, the "Employment Agreements"). The Employment Agreements replaced all prior employment agreements that we had previously entered into with such executive officers. In addition to certain changes with respect to the triggers for and the payment of severance, as described below, the Employment Agreements also differ from the prior agreements with these executives in that (A) the term of each of the Employment Agreements is "at will" and may be terminated by the Company or the executive at any time and (B) each executive is restricted from competing with GameStop for two years after termination of employment regardless of the reason for the termination. The Employment Agreements for Messrs. DeMatteo, Lloyd and Mauler were amended in March 2018 to reflect current base salaries, bonus opportunities and titles, as applicable.
Under the terms of the Employment Agreements, each executive shall be entitled to all benefits afforded to management personnel or as determined by the Board, including, but not limited to, insurance programs, vacation, sick leave and 401(k) benefits.
Pursuant to the Employment Agreements, each executive’s employment may terminate upon death or disability, by GameStop with or without cause (as defined) or by the executive within twelve months of a good reason event. If an executive’s employment is terminated due to death or disability, or by the Company with cause or by the executive without good reason, the executive is entitled to payment of base salary through the date of death, disability or termination of employment.
Cause includes any of the following: (i) conviction of, or plea of nolo contendere to, a felony or any crime involving fraud or dishonesty; (ii) willful misconduct, whether or not in the course of service, that results (or that, if publicized, would be reasonably likely to result) in material and demonstrable damage to the business or reputation of the Company; (iii) material breach by the executive of any agreement with, policy of or duty owed to the Company or any of its subsidiaries; or (iv) willful refusal by the executive to perform his duties to the Company or the lawful direction of his or her supervisor that is not the result of a disability. If a cause event set forth in subsection (iii) or (iv) occurs, the executive will have a 30-day period in which to cure the event if the Board determines that such event is capable of cure.
Good reason includes the following: (i) a material diminution in the executive’s base salary or the executive’s target annual bonus opportunity; (ii) a material diminution in the executive’s authority, duties, or responsibilities; (iii) the Company relocates the executive’s principal worksite outside of the Dallas/Ft. Worth metropolitan area; or (iv) in the event of a sale of substantially all the business and assets of the Company, a failure of the Company to assign, or a refusal of the principal purchaser of assets to assume, the Company’s then continuing obligations under the Employment Agreements. The Company generally has a 30-day period after notification by the executive to cure any good reason event.
Upon an executive’s termination of employment without cause or by the executive with good reason, the executive, subject to an effective release, would receive an amount equal to two times (A) the executive’s base salary plus (B) the executive’s target bonus. Such amount would be paid in a lump sum. If such termination occurred within 18 months following a change in control (as defined in the Employment Agreements) the “two” would be replaced by two and one-half (three in the case of Mr. Raines and the Executive Chairman). The executive would also receive continuation of medical benefits for up to 18 months. Additionally, any time-based equity grants made to the executive would become fully vested. Any performance-based equity grants made to the executive will remain outstanding and will vest, if at all, based on actual performance through the end of the applicable performance period.
If the executive’s employment with the Company is terminated due to death or disability, then the same treatment with respect to equity would apply; provided that if the executive’s employment terminates due to death, all performance-based equity grants will vest and be paid at the target level. Any options held by the executive will generally remain outstanding until the earlier of the original stated expiration date of the option, one year from the date of termination or any accelerated expiration date of the options provided under the 2011 Incentive Plan, as amended, including upon a change of control.
The triggering events which would result in the payment of the severance amounts described above were selected because they provide employees with a guaranteed level of financial protection upon loss of employment and are considered competitive with severance provisions being offered currently in the market. The estimated payments upon a hypothetical termination for each of the NEOs as of the end of fiscal 2017 (and the actual payments, in the case of Messrs. Bartel, Hogan, Mauler and Raines) are detailed in "Employment Agreements and Potential Payments upon Termination or Change in Control" below.

32 | 2018 Proxy Statement

Other Considerations
Stock Ownership
The Company has adopted a stock ownership policy which requires its NEOs and non-employee directors to be stockholders in the Company. The Compensation Committee believes that ownership of stock of the Company that is material to the income of the individuals involved is sufficient to provide the required incentive to such officers and non-employee directors and align their interests with the interests of the Company’s stockholders. For a description of the stock ownership policy, see “Corporate Governance—Equity Ownership Policy” above.
Claw-back of Awards
The Company has adopted a formal claw-back policy to recover past compensation awards from executive officers in the event of fraud or a restatement. For a description of the claw-back policy, see “Corporate Governance—Claw-back Policy” above. The Company has not historically had any restatements or adjustments of this nature.
Anti-Hedging
The Company has adopted a formal anti-hedging policy prohibiting its employees and non-employee directors from entering into any form of hedging strategies or transactions using short sales, puts, calls or other types of financial instruments to protect against a loss in value of common stock. For a description of the anti-hedging policy, see “Corporate Governance—Anti-Hedging Policy” above.
Retirement Policy
The Company maintains a retirement policy for its employees (including NEOs) which provides for accelerated vesting of annual incentive awards under certain circumstances (the “Retirement Policy”). Employees who attain a minimum age of 55, complete a minimum period of service with the Company and its affiliates of 10 years and whose age plus years of service equal or exceed 70 are considered “retirement eligible” under the Retirement Policy. The purpose of the Retirement Policy is to encourage and reward loyalty and long service. The Retirement Policy is administered by the Compensation Committee and will generally not apply to the stock awards of any employee whose employment is terminated “for cause.”

To be subject to the Retirement Policy, an award held by a retirement eligible grantee must be outstanding for six months. Once an award is subject to the Retirement Policy, any otherwise applicable service-based risk of forfeiture is waived, although shares subject to the award will generally remain non-transferable until the earlier of retirement or the otherwise applicable vesting date. Performance-based awards remain outstanding and subject to the applicable performance conditions following retirement, and were previously subject to proration to reflect the portion of the performance period actually worked by the grantee. The Retirement Policy was amended to remove the proration feature in February 2018. The exercise period for stock options is generally extended until the first anniversary of retirement. By virtue of their age and service to the Company, Messrs. DeMatteo, Lloyd and Kaufman are each “retirement eligible” under the Retirement Policy.
Retirement Benefits
Each of the Company’s executive officers is entitled to participate in the Company’s defined contribution 401(k) plan on the same basis as all other eligible employees. The Company matches the contributions of participants, subject to certain criteria. Under the terms of the 401(k) plan, as prescribed by the Internal Revenue Service (“IRS”), the contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($18,000 pre-tax and $6,000 catch-up for 2017). Our executive officers are subject to these limitations and therefore the Company does not consider its retirement benefits to be a material portion of the compensation program for our executive officers.
Life Insurance
We maintain an executive life insurance plan for our key executives which became effective in 2012. As part of this plan, we pay recoverable premiums on split-dollar life insurance policies that provide a death benefit to beneficiaries designated by each participating executive. The portion of the death benefit payable to the executive’s beneficiary is equal to two times the base salary that was in effect at the time the executive first commenced participation in the plan. Participating executives become vested under the plan upon the first of (i) the executive’s tenth anniversary of continuous participation in the plan, (ii) the executive’s attainment of age 65, or (iii) the executive’s death. If a vested executive terminates employment with the Company prior to attaining age 65, the executive may then elect to receive from the Company an assignment of their policy. If a vested executive terminates employment from the Company after attaining age 65 but prior to participating in the plan for 10 years, the Company will continue to pay premiums on their policy through the tenth anniversary of the executive’s commencement of participation in the plan and the executive may then elect to receive an assignment of the policy. In either case, if the executive assumes the policy, the Company will first withdraw from the policy its full cash value.

2018 Proxy Statement | 33

Dividends
Under the terms of the 2011 Incentive Plan and related award agreements, dividends on unvested shares are accrued and will only be paid upon vesting of the underlying shares. Accordingly, our NEOs received dividends on the shares subject to their restricted stock award once those awards became vested in fiscal 2017. If above-target performance results in a NEO earning an above-target number of shares from performance-based awards, the NEO will also receive a dividend equivalent credit equal to the dividends that would have been paid on the additional earned shares had those shares been issued on the original grant date of the performance-based award. Those dividend equivalent credits will be paid only if and when the underlying shares vest (generally, upon satisfaction of time-based service criteria following the end of the applicable performance period or in the event of accelerated vesting due to death, disability or retirement eligibility).
Benefits and Perquisites
The Company maintains traditional health and welfare benefit plans and a qualified 401(k) plan, which are generally offered to all employees (subject to basic plan eligibility requirements) and are consistent with the types of benefits offered by other similar corporations. In addition to these traditional benefits, the Company offered in fiscal 2017 certain executive level perquisites to key executives, including all NEOs, which are designed to be competitive with the compensation practices of similar corporations, including life insurance and disability insurance commensurate with executive salaries, third-party financial planning services and annual physical examinations. Messrs. Raines, Lloyd, Bartel, Hogan and Mauler utilized the third-party financial planning services in fiscal 2017.
In addition, Messrs. Raines, Lloyd, DeMatteo, Bartel and Mauler were eligible to use the Company plane for personal use. Messrs. Raines, Lloyd and DeMatteo used the plane for personal use in each of the fiscal years 2017, 2016 and 2015. Mr. Mauler used the plane for personal use in fiscal 2017, but did not use the plane for personal use in fiscal 2016 or 2015. Messrs. Bartel and Hogan did not use the plane for personal use during fiscal 2017, fiscal 2016 or fiscal 2015.
The amounts disclosed in the “All Other Compensation” column of the Summary Compensation Table for the personal use of the Company plane represent actual incremental costs to operate the plane. The aggregate incremental cost is calculated based on the portion of the total variable operating costs for the fiscal year that was incurred as a result of personal use of the aircraft. These variable operating costs were provided by the third party retained to pilot and maintain the Company plane and include the following:

•	fuel;

•	crew expenses;

•	ground services;

•	aircraft telecommunication;

•	catering & aircraft supplies;

•	aircraft parts & supplies;

•	maintenance labor & expenses;

•	aircraft cleaning;

•	international fees; and

•	navigation and weather services.
The variable operating costs are divided by the total nautical miles flown by the Company plane during the year to arrive at a variable cost per nautical mile. This cost per nautical mile is then multiplied by the number of nautical miles incurred for personal use to arrive at the aggregate incremental cost attributable to the NEO. Additionally, while it happens rarely, if an aircraft flies empty before picking up or after dropping off a passenger flying for personal reasons, this "deadhead" segment would be included in the calculation of aggregate incremental cost.
Our NEOs are fully responsible for the personal income tax liability associated with their perquisites, including the use of the Company plane for personal reasons. The Company does not provide a tax gross-up with respect to such imputed income. None of the NEOs receives any other compensation or benefits which would be defined as perquisites.

Tax and Accounting Implications
Impact of Section 162(m) of the Internal Revenue Code
In determining fiscal 2017 compensation, the Compensation Committee has considered the potential impact of Section 162(m) of the Code, adopted under the Revenue Reconciliation Act of 1993. Prior to December 22, 2017, the date that the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law, Section 162(m) disallowed a tax deduction for any publicly held corporation, for individual compensation exceeding $1,000,000 in any taxable year paid to its chief executive officer or any of its three other most highly-compensated officers (other than the chief financial officer) unless (i) the compensation was payable solely on account of the attainment of performance goals, (ii) the performance goals were determined by a committee of two or more outside directors, (iii) the material terms under which compensation was to be paid were disclosed to and approved by stockholders and (iv) the determining committee certified that the performance goals were met. Because it is generally desirable for the Company to qualify to the extent possible the compensation of its

34 | 2018 Proxy Statement

executives for deductibility under applicable tax laws, the Company obtained stockholder approval for the 2011 Incentive Plan, for the purpose of facilitating compliance with the above guidelines. The most recent stockholder approval of the 2011 Incentive Plan for this purpose occurred at the 2013 annual meeting of stockholders.
Effective January 1, 2018, the TCJA repealed the performance-based exception and, as a result, the $1 million deduction limit now applies to persons serving as the chief executive officer or the chief financial officer at any time during the taxable year and the top three other highest compensated executive officers serving at fiscal year end. These new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to compensation provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date.
The Compensation Committee is continuing to assess the effects of the changes to Section 162(m) under the TCJA and will continue to be mindful of Section 162(m) limits on the deductibility of compensation in administering our compensation programs and making incentive awards. However, the Compensation Committee retains the right to award compensation that is not deductible if it deems that to be appropriate or necessary to meet the objectives of our compensation programs.
Accounting for Stock-Based Compensation
The Company records share-based compensation expense in earnings based on the grant-date fair value of options or restricted stock granted in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation–Stock Compensation (“ASC 718”).

Summary Compensation Table
The following table (the “Summary Compensation Table”) sets forth the compensation earned during the fiscal years indicated by our PEO, our PFO and our three other most highly compensated executive officers. The titles shown in the following table reflect the executives' roles as of the last day of fiscal 2017.

Name and Principal Position	Year (6)	Salary (7)	Stock Awards (8)	Non-Equity Incentive Plan Compensation (9)	All Other Compensation (10)	Total
J. Paul Raines(1)	2017	$1,293,201	$4,500,346	$899,864	$154,390	$6,847,801
Former Chief Executive Officer	2016	1,285,077	4,500,374	1,906,240	125,813	7,817,504
	2015	1,246,923	5,002,330	2,650,000	240,644	9,139,897
Daniel A. DeMatteo(2)	2017	440,385	750,816	338,409	100,327	1,629,937
Interim Chief Executive Officer and Executive Chairman	2016	550,000	1,200,222	610,500	75,634	2,436,356
	2015	556,731	2,501,165	874,500	72,244	4,004,640
Robert A. Lloyd	2017	709,000	1,512,250	319,050	92,471	2,632,771
Executive Vice President and Chief Financial Officer	2016	707,385	1,513,562	524,660	70,541	2,816,148
	2015	685,462	1,681,901	729,280	59,583	3,156,226
Tony D. Bartel(3)	2017	927,000	2,161,440	521,438	75,291	3,685,169
Chief Operating Officer	2016	924,923	2,160,400	857,475	52,029	3,994,827
	2015	896,538	2,402,371	1,192,500	45,463	4,536,872
Michael P. Hogan(3)(4)	2017	620,000	1,081,478	279,000	73,701	2,054,179
Executive Vice President, Strategic Business and Brand Development	2016	613,923	1,081,116	458,800	62,539	2,216,378

Michael Mauler(5)	2017	592,000	1,081,478	266,400	91,669	2,031,547
Executive Vice President and President, GameStop International	2016	590,615	1,081,116	438,080	54,780	2,164,591
	2015	571,846	1,202,390	608,440	50,878	2,433,554
 ____________________________

(1)	Mr. Raines' service as Chief Executive Officer ended on November 13, 2017. Mr. Raines died on March 4, 2018.

(2)
Mr. DeMatteo served as the Company's interim Chief Executive Officer from November 13, 2017 to February 4, 2018. Mr. DeMatteo again assumed the interim Chief Executive Officer role on May 9, 2018. Throughout these periods, Mr. DeMatteo has continued to serve as Executive Chairman.

(3)	On February 7, 2018, Tony D. Bartel and Michael P. Hogan ceased employment with the Company.

(4)	Michael P. Hogan became one of the three other most highly compensated executive officers in fiscal 2016. As such, compensation for fiscal year 2015 is not listed.

(5)	Mr. Mauler served as our Chief Executive Officer from February 4, 2018 to May 9, 2018 and resigned from employment with the Company on May 9, 2018.

(6)	Reflects fiscal 2017, 2016 and 2015.

(7)	Reflects salary paid for fiscal 2017, 2016 and 2015.

2018 Proxy Statement | 35

(8)
Reflects the grant date fair value for the designated fiscal years for the restricted stock awards in accordance with ASC 718 based on the common stock price on the date of grant. A portion of the restricted shares granted will vest in equal annual increments over a three-year period after the grant date, subject to continued service to the Company. The remaining restricted shares granted are subject to certain performance measures and will vest, if at all, based on the achievement of such measures at the end of each respective performance period, subject to confirmation by the Compensation Committee and continued service to the Company. For fiscal 2017, 50% of the stock awards include performance-based restricted shares. If these performance-based awards are earned at the maximum of 200% of the target award, then the grant date fair market value of the shares subject to the fiscal 2017 performance-based awards would be as follows: Mr. Raines - $4,500,346; Mr. DeMatteo - $750,816; Mr. Lloyd - $1,512,250; Mr. Bartel - $2,161,440; Mr. Hogan - $1,081,478; and Mr. Mauler - $1,081,478.

(9)	Reflects incentive-based bonuses earned in each fiscal year. For fiscal 2017, Mr. Raines' STI payout was prorated for the portion of fiscal 2017 for which he served as Chief Executive Officer.

(10)
The amounts reported in the "All Other Compensation" column represent the sum of (a) the aggregate incremental cost to the Company of all perquisites and other personal benefits, including the personal use of the Company plane, premiums on life insurance and long-term disability insurance, third party financial planning services and annual physical examinations and (b) the amounts contributed by the Company to our 401(k) retirement savings plan and medical expense reimbursement plan. See details of these amounts in the "All Other Compensation" table below.

All Other Compensation
The following table provides information regarding the amounts reported in the "All Other Compensation" column of the Summary Compensation Table above for fiscal 2017:

Name	Personal Use of Company Aircraft & Ground Transportation (1)	401(k) Matching Contributions	Life Insurance	Long-term Disability	Financial Services	Medical Reimburse-ment (2)	Total ($)
J. Paul Raines	$82,179	$8,422	$11,356	$18,127	$14,255	$20,051	$154,390
Daniel A. DeMatteo	4,876	11,339	—	64,061	—	20,051	100,327
Robert A. Lloyd	12,231	10,800	9,674	25,460	14,255	20,051	92,471
Tony D. Bartel	—	10,800	12,058	18,127	14,255	20,051	75,291
Michael P. Hogan	—	10,800	7,791	23,669	11,390	20,051	73,701
Michael Mauler	15,266	10,800	8,062	23,235	14,255	20,051	91,669
 ____________________________

(1)
Personal use of Company aircraft is valued based on the aggregate incremental costs to the Company to operate the aircraft. As described more fully in the "Other Considerations" section above, the aggregate incremental cost is calculated based on the portion of the total variable operating costs for the fiscal year that was incurred as a result of personal use of the aircraft. The use of the Company airplane by Mr. Raines was as a result of Mr. Raines' medical condition and was the Compensation Committee's preferred means of travel for Mr. Raines. Our NEOs are fully responsible for the personal income tax liability associated with their perquisites. The Company does not provide a tax gross-up with respect to such imputed income.

(2)	Represents Company contributions to our medical expense reimbursement plan.

36 | 2018 Proxy Statement

Grants of Plan-Based Awards in Fiscal 2017
The following table shows all grants of plan-based awards, which consisted of grants of time-based and performance-based restricted shares of our common stock and grants of annual performance-based bonuses under the 2011 Incentive Plan, as amended, granted to the NEOs for fiscal 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)(5)
Name	Grant Date	Threshold ($)(2)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maximum (#)
J. Paul Raines	3/3/2017	$1,288,000	$2,576,000	$3,220,000
	3/3/2017				44,505	89,010	178,020		$2,250,173
	3/3/2017							89,010	$2,250,173
Daniel A. DeMatteo	3/3/2017	$225,000	$450,000	$562,500
	3/3/2017				7,425	14,850	29,700		$375,408
	3/3/2017							14,850	$375,408
Robert A. Lloyd	3/3/2017	$354,500	$709,000	$886,250
	3/3/2017				14,955	29,910	59,820		$756,125
	3/3/2017							29,910	$756,125
Tony D. Bartel	3/3/2017	$579,375	$1,158,750	$1,448,438
	3/3/2017				21,375	42,750	85,500		$1,080,720
	3/3/2017							42,750	$1,080,720
Michael P. Hogan	3/3/2017	$310,000	$620,000	$775,000
	3/3/2017				10,695	21,390	42,780		$540,739
	3/3/2017							21,390	$540,739
Michael Mauler	3/3/2017	$296,000	$592,000	$740,000
	3/3/2017				10,695	21,390	42,780		$540,739
	3/3/2017							21,390	$540,739
 ____________________________

(1)	Non-Equity Incentive Plan Awards were granted under the 2011 Incentive Plan, as amended.

(2)	If at least 75% of the performance Target is achieved.

(3)
Equity Incentive Plan Awards were granted under the 2011 Incentive Plan and consist of restricted shares of common stock subject to achievement of certain performance targets with respect to the Company's operating earnings. For additional information on the grant, refer to the discussion under “Long-term Incentive Awards” in the Compensation Discussion and Analysis above.

(4)
Other Stock Awards were granted under the 2011 Incentive Plan and consist of restricted shares of common stock subject primarily to time-based vesting. For additional information on the grant, refer to the discussion under “Long-term Incentive Awards” in the Compensation Discussion and Analysis above.

(5)
The grant date fair value of each equity award was computed in accordance with ASC 718 based on the closing price of common stock on the grant date. For the restricted stock subject to performance measures, the grant date fair value was determined based on the vesting of the target number of shares, which the Company believed to be the probable outcome to be achieved under the grants as of the date of the grant.

2018 Proxy Statement | 37

Outstanding Equity Awards at Fiscal 2017 Year-End
The following table provides information for the executive officers named in the Summary Compensation Table regarding outstanding equity awards held as of February 3, 2018 by those executive officers. The year-end values in the table for the market value of shares that have not vested have been calculated based on the $16.23 per share closing price of common stock on February 2, 2018 (the last trading date of the fiscal year).

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#) (2) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
J. Paul Raines	3/3/17	—	—	—	89,010	$1,444,632	89,010	$1,444,632
	2/26/16	—	—	—	49,120	$797,218	73,680	$1,195,826
	3/6/15	—	—	—	55,014	$892,877	—	—
	3/7/14	101,070	$38.52	3/6/24	—	—	—	—
	2/22/13	140,670	$24.82	2/21/23	—	—	—	—
Daniel A. DeMatteo	3/3/17	—	—	—	14,850	$241,016	14,850	$241,016
	2/26/16	—	—	—	—	—	19,650	$318,920
	3/6/15	—	—	—	—	—	—	—
	3/7/14	50,550	$38.52	3/6/24	—	—	—	—
	2/22/13	87,930	$24.82	2/21/23	—	—	—	—
Robert A. Lloyd	3/3/17	—	—	—	29,910	$485,439	29,910	$485,439
	2/26/16	—	—	—	—	—	24,780	$402,179
	3/6/15	—	—	—	—	—	—	—
	3/7/14	33,960	$38.52	3/6/24	—	—	—	—
	2/22/13	19,700	$24.82	2/21/23	—	—	—	—
Tony D. Bartel	3/3/17	—	—	—	42,750	$693,833	42,750	$693,833
	2/26/16	—	—	—	23,580	$382,703	35,370	$574,055
	3/6/15	—	—	—	26,421	$428,813	—	—
	3/7/14	48,510	$38.52	3/6/24	—	—	—	—
	2/22/13	84,390	$24.82	2/21/23	—	—	—	—
Michael P. Hogan	3/3/17	—	—	—	21,390	$347,160	21,390	$347,160
	2/26/16	—	—	—	11,800	$191,514	17,700	$287,271
	3/6/15	—	—	—	13,224	$214,626	—	—
	3/7/14	24,270	$38.52	3/6/24	—	—	—	—
	2/22/13	42,210	$24.82	2/21/23	—	—	—	—
Michael Mauler	3/3/17	—	—	—	21,390	$347,160	21,390	$347,160
	2/26/16	—	—	—	—	—	17,700	$287,271
	3/6/15	—	—	—	—	—	—	—
	3/7/14	24,270	$38.52	3/6/24	—	—	—	—
	2/22/13	14,070	$24.82	2/21/23	—	—	—	—
 ____________________________

(1)
The options reflected herein were granted under the 2011 Incentive Plan, and vest and became exercisable in equal annual increments over a three-year period following the grant date. The options expire one day before the tenth anniversary of the grant date.

(2)
Represents unvested restricted shares outstanding as of February 3, 2018 which will vest based upon continued service to the Company. The shares outstanding as of the end of fiscal 2017 are comprised of time-based awards of restricted shares that vest on an annual basis over a three-year period which were granted on March 6, 2015, February 26, 2016, and March 3, 2017. For Messrs. DeMatteo, Lloyd and Mauler, who are retirement eligible, the unvested restricted shares granted on March 3, 2017 became vested for tax purposes under the Retirement Policy following the completion of fiscal 2017 upon the Compensation Committee's certification of a consolidated net income target for Section 162(m) purposes.

38 | 2018 Proxy Statement

(3)
This column excludes 23,572, 20,327 and 17,212 share awards granted on March 6, 2015 and February 26, 2016 for Messrs. DeMatteo, Lloyd and Mauler, respectively, that on or prior to February 3, 2018 became vested for tax purposes on an accelerated basis in accordance with the Company’s Retirement Policy. Pursuant to the Retirement Policy, such shares will be released from transfer restrictions upon the earlier of the original vesting date or the executive officer's retirement.

(4)
Represents target level of unvested restricted shares outstanding as of February 3, 2018 which will be earned, if at all, based upon the achievement of certain performance targets as well as continued service to the Company. All of the performance-based restricted shares granted in fiscal 2017 are tied to certain operating earnings Targets for fiscal 2018 and will vest, to the extent earned, on March 3, 2020, which represents the end of the three-year vesting period (except in the case of executives that are retirement eligible, who will vest in these awards (to the extent earned) immediately at the end of the performance period). One-half of the fiscal 2016 performance-based awards were tied to fiscal 2017 consolidated operating earnings and were earned at 0% of the target following the completion of the audited consolidated financial statements for fiscal 2017. The remaining one-half of the fiscal 2016 performance-based awards were tied to a target percentage of operating earnings from sources other than physical video game products and were earned at 125% of the target. The unvested restricted awards are entitled to quarterly dividends of the amount declared by the Board. The dividends on the restricted shares subject to performance measures will be accrued and paid to the recipients only if and when the shares vest.

Stock Vested and Option Exercises
The following table provides information for the executive officers named in the Summary Compensation Table regarding shares acquired upon vesting of stock awards during fiscal 2017 by those executive officers. The values realized upon vesting in the table have been calculated using the stock price at the time of vesting. No stock options were exercised by our NEOs during fiscal 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(1)
J. Paul Raines	65,067	$1,568,328
Daniel A. DeMatteo(2)	36,777	$826,011
Robert A. Lloyd(2)	36,297	$815,231
Tony D. Bartel	31,250	$753,241
Michael P. Hogan	15,635	$376,859
Michael Mauler(2)	25,934	$582,478
 ____________________________

(1)
The value realized on vesting was our closing stock price on the vesting date multiplied by the number of shares vested. All amounts are shown prior to the surrender of shares, if any, to cover withholding taxes in connection with the vestings.

(2)
The value realized on vesting for Messrs. DeMatteo, Lloyd and Mauler reflect certain share awards vested for tax purposes on an accelerated basis in accordance with the Company's Retirement Policy; however, these shares will not actually be released from transfer restrictions until the otherwise scheduled vesting date or, if earlier, upon the executive's actual retirement. As of February 3, 2018, 23,572, 20,327 and 17,212 of these shares had not yet become transferable by Messrs. DeMatteo, Lloyd and Mauler, respectively.

Pension Plans and Nonqualified Deferred Compensation
The Company does not offer a pension plan; therefore, we have omitted the Pension Benefits Table.
None of the Company’s NEOs in fiscal 2017 participated in the Company’s nonqualified deferred compensation plan; therefore, we have omitted the Nonqualified Deferred Compensation Table.

2018 Proxy Statement | 39

Employment Agreements and Potential Payments upon Termination or Change in Control
We have historically maintained employment agreements with our NEOs. See “Employment Agreements and Severance/Change in Control Benefits” above for a description of the terms of these employment agreements. Amounts owed to the NEOs upon termination or a change in control assuming a triggering event took place on February 3, 2018, the last day of the Company’s most recently completed fiscal year, are presented below.

Name	Benefit	Termination Without Cause or With Good Reason	Termination Without Cause or With Good Reason Upon Change In Control	Termination Upon Death	Termination Upon Disability	Resignation Without Good Reason
J. Paul Raines	Salary (1)	$2,576,000	$3,864,000	$—	$—	$—
	Bonus (2)	5,152,000	7,728,000	—	—	—
	Medical Benefits (3)	27,624	27,624	—	—	—
	Accelerated Restricted Stock (4)	3,134,727	3,134,727	5,775,186	3,134,727	—
	Split-dollar Life Insurance	—	—	2,060,000	—	—
	Total (8)	$10,890,351	$14,754,351	$7,835,186	$3,134,727	$—

Daniel A. DeMatteo	Salary (1) (9)	$1,800,000	$2,700,000	$—	$—	$—
	Bonus (2) (9)	3,600,000	5,400,000	—	—	—
	Medical Benefits (3)	15,087	15,087	—	—	—
	Accelerated Restricted Stock (4)(5)	241,016	241,016	800,951	241,016	241,016
	Total (8)	$5,656,103	$8,356,103	$800,951	$241,016	$241,016

Robert A. Lloyd	Salary (1)	$1,418,000	$1,772,500	$—	$—	$—
	Bonus (2)	1,418,000	1,772,500	—	—	—
	Medical Benefits (3)	18,935	18,935	—	—	—
	Accelerated Restricted Stock (4)(6)	485,439	485,439	1,373,058	485,439	485,439
	Split-dollar Life Insurance	—	—	1,200,000	—	—
	Total (8)	$3,340,374	$4,049,374	$2,573,058	$485,439	$485,439

Tony D. Bartel	Salary (1)	$1,854,000	$2,317,500	$—	$—	$—
	Bonus (2)	2,317,500	2,896,875	—	—	—
	Medical Benefits (3)	19,071	19,071	—	—	—
	Accelerated Restricted Stock (4)	1,505,349	1,505,349	2,773,236	1,505,349	—
	Split-dollar Life Insurance	—	—	1,612,000	—	—
	Total (8)	$5,695,920	$6,738,795	$4,385,236	$1,505,349	$—

Michael P. Hogan	Salary (1)	$1,240,000	$1,550,000	$—	$—	$—
	Bonus (2)	1,240,000	1,550,000	—	—	—
	Medical Benefits (3)	16,039	16,039	—	—	—
	Accelerated Restricted Stock (4)	753,299	753,299	1,387,730	753,299	—
	Split-dollar Life Insurance	—	—	1,000,000	—	—
	Total (8)	$3,249,338	$3,869,338	$2,387,730	$753,299	$—

Michael Mauler	Salary (1)	$1,184,000	$1,480,000	$—	$—	$—
	Bonus (2)	1,184,000	1,480,000	—	—	—
	Medical Benefits (3)	27,143	27,143	—	—	—
	Accelerated Restricted Stock (4)(7)	347,160	347,160	981,590	347,160	347,160
	Split-dollar Life Insurance	—	—	1,000,000	—	—
	Total (8)	$2,742,303	$3,334,303	$1,981,590	$347,160	$347,160
 ____________________________

(1)
Pursuant to the terms of the Employment Agreements, this amount is calculated as two times the NEO's annual base salary in effect at the time in the event of a termination without cause or with good reason. In the event of a termination without cause or with good reason in connection with a change in control event, this amount is calculated as three times the NEO's annual base salary in effect at the time in the case of Messrs. Raines and DeMatteo, and two and one-half times the NEO's annual base salary in effect at the time in the case of Messrs. Lloyd, Bartel, Hogan and Mauler.

40 | 2018 Proxy Statement

No salary amounts are payable under the Employment Agreements with respect to a termination for cause or without good reason, or a termination upon death or disability of the executive.

(2)
Pursuant to the terms of the Employment Agreements, this amount is calculated as two times the NEO's annual incentive bonus target in effect at the time in the event of a termination without cause or with good reason. In the event of a termination without cause or with good reason in connection with a change in control event, this amount is calculated as three times the NEO's annual incentive bonus target in the case of Messrs. Raines and DeMatteo, and two and one-half times the NEO's annual bonus incentive target in effect at the time in the case of Messrs. Lloyd, Bartel, Hogan and Mauler. No bonus amounts are payable under the Employment Agreements with respect to a termination for cause or without good reason, or a termination upon death or disability of the executive.

(3)
In the event of a termination without cause or with good reason, or a termination without cause or with good reason in connection with a change in control event, the NEOs are eligible under the Employment Agreements to receive medical benefits until the earlier of the expiration of 18 months following the termination date or the date on which the executive becomes eligible for coverage under another employer's medical plan. The amounts in the table above reflect the estimated value of medical coverage to each NEO assuming the maximum 18-month coverage period.

(4)
Pursuant to the terms of the Employment Agreements, unvested restricted shares that are subject to vesting based on continued service to the Company will immediately become vested upon termination without cause, termination with good reason, termination due to death or disability of the recipient, and termination without cause or with good reason in connection with the occurrence of a change in control event. Performance-vested awards held immediately prior to termination for which the performance period is not yet complete generally will remain outstanding until the end of the performance period and will vest, if at all, based on actual performance through the end of the performance period, except in the case of termination due to death of the recipient, in which case such performance-based awards will vest immediately at the target level. The values reflected in the "Termination Upon Death" column in the table above include the target number of unvested performance-based restricted shares as of the assumed termination date (in this case, February 3, 2018) and the closing stock price of $16.23 on February 2, 2018, the last trading day of fiscal 2017. Under all other termination scenarios outlined above, no value for the unvested performance-based restricted shares are reflected in the table as these awards would remain outstanding until the end of such performance periods, pursuant to the terms of the employment agreements. For Messrs. DeMatteo, Lloyd and Mauler, who are retirement eligible, amounts include the value of the restricted shares granted on March 3, 2017 which became vested for tax purposes under the Retirement Policy following the completion of fiscal 2017.

(5)	The amount in each column excludes $382,574 of value related to shares that previously became vested for tax purposes but which remain non-transferable pursuant to the Retirement Policy.

(6)	The amount in each column excludes $329,907 of value related to shares that previously became vested for tax purposes but which remain non-transferable pursuant to the Retirement Policy.

(7)	The amount in each column excludes $279,351 of value related to shares that previously became vested for tax purposes but which remain non-transferable pursuant to the Retirement Policy.

(8)
The NEOs also held stock options as of February 2, 2018 (the assumed date of the termination or change in control event). Pursuant to the terms of the Employment Agreements, the post termination exercise period of outstanding stock options is generally extended to one year following termination upon death, disability, termination without cause or resignation with good reason. However, the stock options held by the NEOs all have exercise prices in excess of the closing stock price of $16.23 on February 2, 2018, the last trading day of fiscal 2017. Accordingly, at that time, these stock options had no intrinsic value and therefore no amount is shown in the table above with respect to those awards.

(9)
As of February 3, 2018, Mr. DeMatteo was serving as interim Chief Executive Officer with a base salary of $900,000 and an annual incentive bonus target of 200%. Accordingly, his entitlements are illustrated in the table above based on those pay levels.

Death of Mr. Raines
Mr. Raines commenced medical leave on November 13, 2017 and died on March 4, 2018. In connection with his death, Mr. Raines’ estate or beneficiaries received the payments and benefits provided for in his employment agreement and other compensation arrangements, which payments and benefits are summarized below. Stock values indicated below were calculated based on $15.93 per share, the closing price of our common stock on the last trading date preceding his death.

As noted previously, Mr. Raines’ estate received $899,864 in payment of his 2017 annual bonus, determined based on the Company’s actual performance in fiscal 2017 and pro-rated to reflect the portion of fiscal 2017 during which Mr. Raines was actively employed. Mr. Raines' estate or beneficiaries also became vested with respect to 303,644 shares of restricted stock valued at $4,837,049 (plus accrued dividends on those shares totaling $915,747). These shares included both time-vested awards as well as the target amount of performance-based awards for which the performance period was not yet complete. In addition, at the time of his death, Mr. Raines held vested stock options with respect to 241,740 shares. The post-termination exercise period of those stock options was extended through the earlier of the first anniversary of his death or the otherwise applicable termination date of the option. As of the date of his death, the exercise prices of all of these stock options were greater than the closing price of the Company's stock. Finally, Mr. Raines’ beneficiaries received $2,060,000 and $500,000 in proceeds from our split-dollar executive life insurance plan and general group life insurance plan, respectively.
Separation of Messrs. Bartel and Hogan
Messrs. Bartel and Hogan ceased employment with the Company on February 7, 2018. In connection with the cessation of their employment, they received the severance payments and benefits provided for in their respective employment agreements, which are summarized below. Stock values indicated below were calculated based on the closing price of our common stock as of their February 7, 2018 termination date, which was $16.47 per share.
Mr. Bartel received $4,171,500 in respect of the base and bonus components of his severance, continuation of group health benefits for up to 18 months valued at $25,209, accelerated vesting of 76,300 shares of time-based restricted stock valued at $1,256,661 (plus accrued dividends on those shares totaling $208,981). In addition, Mr. Bartel vested in 38,557 shares valued at $635,034 (plus accrued dividends on those shares totaling $154,012) in respect of his 2015 and 2016 performance-based restricted stock grants, based on the Company’s actual performance through the end of the applicable performance periods. Finally, Mr. Bartel retained his 2017 performance-based

2018 Proxy Statement | 41

restricted stock award, which award will be earned or forfeited based on the Company’s actual performance through the end of the applicable performance period (i.e., through the end of fiscal 2018). At target, that 2017 performance-based stock award applies to 42,750 shares valued at $704,093 (plus unearned dividends accrued to date totaling $81,225).

Mr. Hogan received $2,480,000 in respect of the base and bonus components of his severance, continuation of group health benefits for up to 18 months valued at $21,201, accelerated vesting of 38,180 shares of time-based restricted stock valued at $628,825 (plus accrued dividends on those shares totaling $104,577). In addition, Mr. Hogan vested in 19,297 shares valued at $317,822 (plus accrued dividends on those shares totaling $77,081) in respect of his 2015 and 2016 performance-based restricted stock grants, based on the Company’s actual performance through the end of the applicable performance period (i.e., through the end of fiscal 2017). Finally, Mr. Hogan retained his 2017 performance-based restricted stock award, which award will be earned or forfeited based on the Company’s actual performance through the end of the applicable performance period (i.e., through the end of fiscal 2018). At target, that 2017 performance-based stock award applies to 21,390 shares valued at $352,293 (plus unearned dividends accrued to date totaling $40,641).

In addition, as of their termination date, Messrs. Bartel and Hogan held vested stock options with respect to 132,900 and 66,480 shares, respectively. Pursuant to the terms of the their employment agreements, the termination of their employment resulted in the post-termination exercise periods of these options being extended through the first anniversary of their termination date (or, if less, until the otherwise applicable termination date of the option). As of their termination date, the exercise prices of all of these stock options were greater than the closing price of the Company stock.
Resignation of Mr. Mauler
Mr. Mauler resigned from employment with the Company on May 9, 2018. In connection with his resignation, 23,324 shares of restricted stock and accumulated dividends were released from transfer restrictions in accordance with the the Company's Retirement Policy. Mr. Mauler did not otherwise receive severance or other separation benefits in connection with his resignation.

CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are disclosing the ratio of the total annual compensation of our CEO to that of our median employee. We identified the median employee among all our employees as of February 3, 2018 (the “determination date”).
We are a global retail company with approximately 22,000 full-time salaried and hourly employees and between 25,000 and 45,000 part-time hourly employees worldwide, depending on the time of year. As of the determination date, Mr. DeMatteo was serving as our interim CEO with total annualized compensation of $2,561,143. For fiscal 2017, our median employee is a part-time hourly employee in one of our U.S. stores who worked an average of 22 hours per week. The annual compensation of the median employee was $12,123 for fiscal 2017. Based on this information, the ratio of the fiscal 2017 annual total compensation of our CEO to that of our median employee was approximately 211 to 1.
Mr. DeMatteo’s total annualized compensation was determined by annualizing his base salary and short-term incentive opportunity in effect as of the determination date. Mr. DeMatteo's annualized compensation also includes the fiscal 2017 amounts reported under the “stock awards” and “all other compensation” columns for Mr. DeMatteo in the summary compensation table.
In order to identify the median employee in terms of compensation across our global population of 51,700 employees, we utilized total annual earnings from the 2017 calendar year which include, but are not limited to, salary/hourly wages, overtime, bonus and commissions. We used W-2 earnings for the U.S. employee population and the W-2 equivalent earnings for the international employee population. We annualized the compensation for permanent associates who joined the Company after January 1, 2017. Full-time equivalency adjustments were not performed for part-time associates.
We believe our CEO pay ratio is a reasonable estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. The SEC rules do not specify a single methodology in identifying the median employee and in calculating that person’s annual compensation. In addition, the SEC rules do not specify a single methodology in determining the total annual compensation of the CEO to be used in the pay ratio when a company had more than one person that served as CEO during the year. Accordingly, the pay ratio reported by other companies may not be comparable to the Company’s pay ratio disclosed above.

42 | 2018 Proxy Statement

Compensation Committee Report on Executive Compensation
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with members of the Company’s management. Based on such review and discussions and relying thereon, we have recommended to the Board that the Compensation Discussion and Analysis set forth above be included in the Company’s 2017 Annual Report on Form 10-K and in this Proxy Statement.
Compensation Committee
Gerald R. Szczepanski, Chair
Thomas N. Kelly Jr.
Shane S. Kim

2018 Proxy Statement | 43

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Deloitte & Touche LLP ("Deloitte"), an independent registered public accounting firm, which was engaged as independent registered public accountants for fiscal 2017, to audit the financial statements of the Company for fiscal 2018. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance we are submitting our selection of Deloitte for ratification by the stockholders at the annual meeting. If the stockholders should not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment. A representative of Deloitte is expected to be present at the annual meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions. Deloitte has served as our independent registered public accounting firm since 2013.

Annual Evaluation and Selection of Independent Registered Public Accounting Firm
The Audit Committee has sole authority to appoint and replace the Company’s independent registered public accounting firm, which shall report directly to the Audit Committee, and is directly responsible for its compensation and oversight of its work. Each year the Audit Committee reviews our firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines. This includes a review of the firm’s internal quality control procedures, results of its most recent quality control reviews and steps taken to enhance the quality of its audits, and issues raised by recent government reviews, if any. The Audit Committee reviews auditor independence matters, the firm’s audit strategy for GameStop, terms of the audit engagement, and the firm’s capabilities and communications to the Audit Committee. In March 2018, the Audit Committee reappointed Deloitte as our independent registered public accounting firm for fiscal 2018.
In support of its reappointment of Deloitte as GameStop's independent registered public accounting firm, the Audit Committee took the following actions:

Areas of Focus	Actions
Firm qualifications	The Audit Committee reviews Deloitte's global reach, capability and expertise to perform an audit of a company with the breadth and complexity of GameStop's business and its global footprint.
Firm objectivity and independence
The Audit Committee reviews relationships between Deloitte and GameStop that may reasonably be thought to bear on independence and reviews Deloitte's annual affirmation of independence. Recognizing that independence and objectivity can be impacted by an auditor's provision of non-audit services, the Audit Committee reviews the nature and amount of non-audit services provided by Deloitte. In order to assure continuing auditor independence, the Audit Committee also considers whether it is appropriate to adopt a policy of rotating the independent registered public accountants on a regular basis. At this time, after reviewing the independence of Deloitte, the Audit Committee does not believe that it is necessary to rotate the independent registered public accountants to assure continuing auditor independence.

Quality of auditing practices and Deloitte’s commitment to quality
The Audit Committee reviews issues raised by the Public Company Accounting Oversight Board ("PCAOB") in its reports on Deloitte, Deloitte’s internal quality control procedures and results of Deloitte’s most recent quality control review. The Audit Committee also discusses Deloitte's quality initiatives and steps Deloitte is taking to enhance the quality of its audits with the lead engagement partner and with Deloitte's senior advisory partner assigned to GameStop.

Performance as auditor
The Audit Committee reviews and discusses Deloitte's audit strategy and plan, including the overall scope of the audit. The Audit Committee receives periodic updates from the lead engagement partner on the status of the audit and on areas of focus for Deloitte. The Audit Committee annually reviews Deloitte’s performance in the conduct of their work and considers feedback provided by GameStop management regarding Deloitte's performance.

Performance and qualifications of lead engagement partner
The Audit Committee Chair is directly involved in selecting the lead engagement partner to ensure that the lead engagement partner is appropriately qualified to lead the GameStop audit. Throughout the year, the Audit Committee Chair meets one on one with the lead engagement partner to promote a candid and thorough dialogue. The Audit Committee also meets with the lead engagement partner in executive sessions of certain of the Audit Committee's meetings to discuss the audit and any other relevant matters.

Communications with the Audit Committee	The Audit Committee evaluates the lead engagement partner's communications with the Audit Committee for thoroughness, candor, clarity and timeliness.
Terms of the engagement and audit fees	The Audit Committee reviews the audit engagement letter and approves fees for audit and non-audit services.

44 | 2018 Proxy Statement

Based on this review, the Audit Committee and the Board believe that retaining Deloitte to serve as our independent registered public accounting firm for fiscal 2018 is in the best interests of the Company and its stockholders.
THE BOARD CONSIDERS DELOITTE TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

2018 Proxy Statement | 45

AUDIT COMMITTEE MATTERS

Primary Responsibilities and 2017 Actions
The Audit Committee assists the Board in fulfilling its oversight responsibility and reviews the adequacy and integrity of the Company’s financial statements, financial reporting process and internal system of accounting controls; the appointment, termination, compensation, retention and oversight of the independent registered public accountants; the scope of the audit performed by the independent registered public accounting firm of the books and records of the Company; the internal audit function and plan; the Company’s compliance with legal and regulatory requirements; the Company’s Code of Business Conduct and Ethics; and, with management and the independent auditor, any related party transactions and approves such transactions if any.
For fiscal 2017, in fulfillment of its responsibilities, among other things, the Audit Committee:

•	Met with the senior members of the Company’s financial management team at each regularly scheduled meeting.

•
Held separate private sessions, during its regularly scheduled meetings, with senior members of the Company’s financial management team, with the independent auditors, with the Vice President of Internal Audit and Enterprise Risk Management and on its own, at which candid discussions regarding financial management, accounting, auditing and internal control issues took place.

•
Received periodic updates on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting.

•
Discussed with the independent auditors the Company’s internal control assessment process, management’s assessment with respect thereto and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting.

•
Discussed with senior members of the Company’s financial management team and the independent auditors, matters associated with accounting principles, critical accounting policies and significant accounting judgments and estimates.

•	Reviewed and discussed with management the Company’s earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC.

•	Reviewed the Company’s internal audit plan and the performance of the Company’s internal audit function.

•
Reviewed with senior members of the Company’s financial management team, the independent auditors and the Vice President of Internal Audit and Enterprise Risk Management, the overall scope and plans for their respective audits, the results of internal and external audits, evaluations by management and the independent auditors of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting.

•
Discuss with the Company's counsel legal and regulatory matters that may have a material impact on the Company’s financial statements, and compliance policies and programs, including corporate securities trading policies

•
Discussed with management, including the Vice President of Internal Audit and Enterprise Risk Management, guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal auditing department, identify, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Participated, with representatives of management and of the independent auditors, in additional discussions, as requested by the Committee, on areas of the Company’s operations.

46 | 2018 Proxy Statement

Report of the Audit Committee
Roles and Responsibilities
The role of the Audit Committee is to assist the Board in its oversight of the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls over financial reporting.
The Company's independent registered public accounting firm, Deloitte, is responsible for auditing the Company's financial statements and its internal control over financial reporting, in accordance with the standards of the PCAOB, and expressing opinions as to the conformity of the financial statements with accounting principles generally accepted in the United States and the effectiveness of internal control over financial reporting. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the Company's independent registered public accounting firm.
Required Disclosures and Discussions
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and Deloitte the Company's audited financial statements. The Audit Committee has also discussed with Deloitte the matters required to be discussed by Auditing Standard No. 1301, as adopted by the PCAOB, relating to communications with audit committees. In addition, the Audit Committee has received from Deloitte the written disclosures and letter required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the audit committee concerning independence, has discussed with Deloitte their independence from the Company and its management, and has considered whether Deloitte's provision of non-audit services to the Company is compatible with maintaining the firm's independence.
The Audit Committee discussed with the Company’s internal auditors and Deloitte the overall scope and plans for their respective audits. The internal auditors are responsible for preparing an annual audit plan and conducting internal audits under the control of the Company’s Vice President of Internal Audit and Enterprise Risk Management, who is accountable to the Audit Committee. The Audit Committee met with the internal auditors and Deloitte, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Executive Vice President and Chief Financial Officer and members of the management of finance and accounting of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting.
Committee Recommends Including the Financial Statements in the Annual Report
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the Company’s audited consolidated financial statements be included in the Company’s 2017 Annual Report to Stockholders and Annual Report on Form 10-K, for fiscal 2017 for filing with the SEC.
Audit Committee
Stephanie M. Shern, Chair
Shane S. Kim
Kathy P. Vrabeck
Lawrence S. Zilavy

2018 Proxy Statement | 47

Independent Registered Public Accounting Firm
As described in "Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm," the Audit Committee of the Board has selected Deloitte, an independent registered public accounting firm, which was engaged as independent registered public accountants for fiscal 2017, to audit the financial statements of the Company for fiscal 2018.
The independent registered public accounting firm examines the annual financial statements and provides other permissible non-audit and tax-related services for the Company. The Company and the Audit Committee have considered the non-audit services provided by Deloitte and concluded they are compatible with maintaining the independence of Deloitte in audit of the Company and in accordance with the SEC’s rules.
The following table sets forth information regarding fees for professional services rendered by Deloitte in fiscal 2017 and 2016:

	Fiscal Year
	2017	2016
Audit Fees(1)	$4,258,000	$3,968,000
Audit-Related Fees(2)	20,000	21,000
Tax Fees(3)	572,000	382,000
All Other Fees	—	—
Total	$4,850,000	$4,371,000
__________________________

(1)
Audit fees rendered by Deloitte in fiscal 2017 and 2016 include professional services for the audit of the Company’s annual financial statements and financial statement schedule, for the audit of the Company’s effectiveness of internal control over financial reporting, for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC, for professional services provided in connection with statutory and regulatory filings and for other consultations concerning financial accounting and reporting standards.

(2)	Audit-related fees rendered by Deloitte in fiscal 2017 and 2016 pertain to subsidiary agreed-upon procedures.

(3)
Tax-related services rendered by Deloitte in fiscal 2017 and 2016 included professional services for domestic and international tax compliance and tax planning and advice, including international tax consulting.

Pre-approval Policies and Procedures
The Audit Committee Charter adopted by the Board of the Company requires that, among other things, the Audit Committee pre-approve the rendering by the Company’s independent registered public accounting firm of all audit and permissible non-audit services. Accordingly, as part of its policies and procedures, the Audit Committee considers and pre-approves any such audit and permissible non-audit services on a case-by-case basis. The Audit Committee approved all of the services provided by Deloitte referred to above.

48 | 2018 Proxy Statement

Securities Authorized for Issuance Under Equity Compensation Plans
Information for our equity compensation plans, consisting of the 2011 Incentive Plan, as amended, and the 2001 Incentive Plan, in effect as of February 3, 2018 is as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	2,659,574	(1)	$35.30	(2)	3,517,564
Equity compensation plans not approved by security holders	—		not applicable		—
Total	2,659,574		$35.30		3,517,564
 ____________________________

(1)
Includes shares of common stock to be issued associated with 1,194,025 stock options, 912,360 time-based restricted stock awards and 553,189 performance-based restricted stock awards. The performance-based restricted stock awards are subject to performance measures and may generally be earned in greater or lesser percentages if Targets are exceeded or not achieved by specified amounts.

(2)    Excludes restricted stock awards because such awards do not have an exercise price.
Subsequent to the fiscal year ended February 3, 2018, an additional 816,015 shares of restricted stock were granted under the 2011 Incentive Plan, which vest in equal annual installments on February 23rd of each of the years 2019 through 2021, subject to continued service to the Company. Also, subsequent to the fiscal year ended February 3, 2018, an additional 232,665 shares of restricted stock were approved to be granted under the 2011 Incentive Plan, subject to performance targets which will be measured following completion of fiscal 2019. The earned shares will vest immediately on February 23, 2021. Shares subject to performance measures may generally be earned in greater or lesser percentages if Targets are exceeded or not achieved by specified amounts.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company with the SEC. Executive officers, directors and greater than ten-percent stockholders are required to furnish us with copies of all such forms they file.
Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no additional forms were required, we believe that all filing requirements applicable to our executive officers, directors and greater than ten-percent stockholders were complied with for the fiscal year ended February 3, 2018.

Certain Relationships and Related Transactions
The Board has adopted an Audit Committee Charter which requires the Audit Committee to review with management and the independent registered public accountants and approve all transactions and courses of dealing with parties related to the Company. This obligation of the Audit Committee is described earlier in this Proxy Statement in the “Election of Directors” section, which states that the Audit Committee is responsible for reviewing and approving related party transactions. Also, as described earlier in this Proxy Statement in the “Election of Directors” section, the Company has adopted a Code of Ethics for Senior Financial and Executive Officers and a Code of Standards, Ethics and Conduct applicable to the Company’s management-level employees. The codes require that all of our employees and directors avoid conflicts of interest, defined as situations where the person’s private interests interfere in any way, or even appear to interfere, with the interests of the Company as a whole. In addition, at least annually each director and executive officer completes a detailed questionnaire that inquires about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest. It is our policy that any potential conflict of interest transaction with an executive officer or director or any transaction that triggers disclosure under Item 404(a) of Regulation S-K as a result of these inquiries is required to be reviewed and approved or ratified by the Audit Committee. During fiscal 2017, there were no transactions requiring disclosure with, or with an immediate family member of, directors, Named Executive Officers or persons who were the beneficial owners of more than 5% of the Company’s outstanding shares during the fiscal year.

2018 Proxy Statement | 49

Other Matters
We do not intend to present any other business for action at the annual meeting and do not know of any other business intended to be presented by others. If any matters other than the matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement should be presented for stockholder action at the annual meeting, it is the intention of the persons designated in the proxy to vote thereon in accordance with their best judgment.
Financial and Other Information
We are furnishing our Annual Report for the fiscal year ended February 3, 2018, including consolidated financial statements, together with this Proxy Statement.
Cautionary Statement Regarding Forward Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements related to risks associated with our compensation programs, our future performance, our plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K for the fiscal year ended February 3, 2018 filed with the SEC on April 2, 2018.
Proposals Pursuant to Rule 14a-8
Proposals of stockholders pursuant to Rule 14a-8 of the Exchange Act intended to be presented for inclusion in our proxy materials for the annual meeting of stockholders to be held in 2019 must meet the requirements under Rule 14a-8 and be received by the Secretary, at GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, no later than January 11, 2019. However, if the date of the 2019 Annual Meeting is more than 30 days before or after June 26, 2019, then the deadline for submitting any stockholder proposal for inclusion in the proxy materials relating to such Annual Meeting will be a reasonable time before we begin to print and mail such proxy materials.
Proxy Access Director Nominees
Under the proxy access provisions of our Bylaws, stockholders are entitled to nominate and include in our proxy materials Director nominees, provided that the eligibility and procedural requirements specified in our Bylaws, including advance notice requirements, are satisfied. The notice must be delivered to the Secretary at our principal executive offices, at 625 Westport Parkway, Grapevine, Texas 76051, not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement in connection with the most recent annual meeting of stockholder. As a result, any notice given by a stockholder pursuant to the proxy access provisions of our Bylaws with respect to the 2019 Annual Meeting must be received no earlier than the close of business on December 12, 2018, and no later than the close of business on January 11, 2019. However, in the event that the date of the 2019 Annual Meeting is more than 30 days before June 26, 2019 or more than 60 days after June 26, 2019, then the notice, to be timely, must be delivered not earlier than the close of business on the 120th day prior to the date of the 2019 Annual Meeting and not later than the close of business on the later of (x) the 90th day prior to the date of the 2019 Annual Meeting or (y) the 10th day following the day of the first public announcement of the date of the 2019 Annual Meeting.
The complete requirements for submitting a nominee for inclusion in our proxy materials are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above or on our website at http://investor.gamestop.com.

50 | 2018 Proxy Statement

Other Proposals and Nominees
Any stockholder who wishes to propose any business to be considered by the stockholders at the 2019 Annual Meeting or who wants to nominate a person for election to the Board of Directors at that meeting, other than (i) a proposal for inclusion in the Proxy Statement pursuant to Rule 14a-8 or (ii) pursuant to the proxy access Bylaw provisions, in each case as described above, must provide a written notice that sets forth the specified information described in our Bylaws concerning the proposed business or nominee. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of our immediately preceding annual meeting, which, with respect to the 2019 Annual Meeting, would be no earlier than the close of business on February 26, 2019 and no later than the close of business on March 28, 2019. However, in the event that the date of the 2019 Annual Meeting is more than 25 days before or after June 26, 2019, then the notice, to be timely, must be delivered not later than the close of business on the tenth day following the date on which the notice of the date of the meeting is mailed or publicly announced.
STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.
By Order of the Board of Directors

DANIEL A. DEMATTEO
Executive Chairman and
Interim Chief Executive Officer
May 16, 2018

2018 Proxy Statement | 51

Annex I
RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES
The following table reconciles the Company's operating earnings and net income, prepared in accordance with GAAP, to adjusted operating earnings and adjusted net income (in millions):

	Fiscal Year
	2017	2016
Consolidated Adjusted Operating Earnings
Operating earnings	$135.6	$557.7
Acquisition costs	(10.7)	—
Property, equipment & other asset impairments	22.5	19.4
Goodwill impairment	32.8	—
Intangible impairments	339.8	14.4
Store closure costs	14.0	19.8
Business divestitures and other	1.3	7.0
Adjusted operating earnings	$535.3	$618.3

Consolidated Adjusted Net Income
Net income	$34.7	$353.2
Acquisition costs	(10.7)	—
Property, equipment & other asset impairments	22.5	19.4
Goodwill impairment	32.8	—
Intangible impairments	339.8	14.4
Store closure costs	14.0	19.8
Business divestitures and other	1.3	7.0
Tax effect of non-GAAP adjustments	(92.8)	(22.9)
Tax reform	(3.0)	—
Adjusted net income	$338.6	$390.9

2018 Proxy Statement | A-1

Annual Meeting of GameStop Corp

Date: Tuesday, June 26th, 2018
Time: 1 p.m. Central Daylight Time
Place: Hilton Hotel, 1400 Plaza Place. Southlake,Texas 76092

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors recommends a vote **FOR** proposals 1, 2 and 3.

1: Re-election of Directors

	For	Against	Abstain	Directors Recommend ↓
01 Daniel A. DeMatteo	☐	☐	☐	For
02 Jerome L. Davis	☐	☐	☐	For
03 Thomas N. Kelly Jr.	☐	☐	☐	For
04 Shane S. Kim	☐	☐	☐	For
05 Steven R. Koonin	☐	☐	☐	For
06 Gerald R. Szczepanski	☐	☐	☐	For
07 Kathy P. Vrabeck	☐	☐	☐	For
08 Lawrence S. Zilavy	☐	☐	☐	For

	For	Against	Abstain	
2: Advisory vote on executive compensation	☐	☐	☐	For

	For	Against	Abstain	
3: Ratification of appointment of Deloitte & Touche LLP as independent registered public accounting firm for fiscal 2018	☐	☐	☐	For

To attend the meeting and vote your shares in person, please mark this box. ☐

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here ____________ Please Date Above ____________

Please Sign Here ____________ Please Date Above ____________

Please sign exactly as your name(s) appear(s) on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Annual Meeting of GameStop Corp to be held on Tuesday, June 26th, 2018 for Holders as of May 4, 2018

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/gme
- Cast your vote online.
- View meeting documents.

OR

TELEPHONE

Call **855-847-1311**
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL
- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Daniel A. DeMatteo and Robert A. Lloyd, and each of them, acting individually, proxies and attorneys-in-fact, on behalf and in the name of the undersigned, with full power of substitution and revocation, and authorizes each of them to vote all the shares of common stock of GameStop Corp which the undersigned is entitled to vote at said meeting and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful attorney to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3 AND IN THE PROXY'S DISCRETION ON OTHER MATTERS AS MAY COME BEFORE THE MEETING.

All votes must be received by 5:00 P.M., Eastern Time, June 25, 2018.

PROXY TABULATOR FOR

GameStop Corp
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →

Proxy — GameStop Corp

Annual Meeting of Stockholders

Tuesday, June 26th, 2018, 1 p.m. (Central Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Daniel A. DeMatteo and Robert A. Lloyd, and revocation and each of them, acting individually, proxies and attorneys-in-fact, with authorizes each of them full power of substitution, on behalf and in the name of the undersigned, and to vote all shares of common stock of GameStop Corp, that the undersigned is entitled to vote at the Annual Meeting of Stockholders on Tuesday, June 26, 2018, 1 p.m. Central Daylight Time and all postponements or adjournments thereof.

This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR all of the nominees for directors specified in Proposal 1 and FOR Proposals 2 and 3 and in the proxy's discretion on other matters as may come before the meeting.

To attend the meeting and vote your shares in person, please mark this box. ☐